UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALTISOURCE ASSET MANAGEMENT CORPORATION
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April 22, 2016

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2016 Annual Meeting of Stockholders of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (the “Company”), which will be held at the Buccaneer Hotel, located at 5007 Estate Shoys, Christiansted, United States Virgin Islands 00820 on Thursday, May 26, 2016, at 9:00 a.m., Atlantic Standard Time. The matters to be considered by stockholders at the Annual Meeting of Stockholders are described in detail in the accompanying materials.

It is very important that you be represented at the 2016 Annual Meeting of Stockholders regardless of the number of shares you own or whether you are able to attend the Annual Meeting of Stockholders in person. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the 2016 Annual Meeting of Stockholders. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your support of and interest in Altisource Asset Management Corporation is sincerely appreciated.

Sincerely,
George G. Ellison
Chairman of the Board of Directors
and Chief Executive Officer

ALTISOURCE ASSET MANAGEMENT CORPORATION
36C Strand Street
Christiansted, United States Virgin Islands 00820

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2016

NOTICE

The 2016 Annual Meeting of Stockholders of Altisource Asset Management Corporation will be held:

Date:    Thursday, May 26, 2016

Time:    9:00 a.m., Atlantic Standard Time

Location:    The Buccaneer Hotel
5007 Estate Shoys
Christiansted, United States Virgin Islands 00820

PURPOSE

•	To consider and vote upon the election of five (5) Directors to serve until the 2017 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified;

•	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016;

•	To approve the adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan; and

•	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

PROCEDURES

•	Our Board of Directors has fixed April 13, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.

•	Only stockholders of record at the close of business on the record date will be entitled to vote at the 2016 Annual Meeting of Stockholders.

•
The proxy statement for our 2016 Annual Meeting of Stockholders and our annual report to stockholders on Form 10-K for the year ended December 31, 2015 were made available on or about April 22, 2016 on our website at www.altisourceamc.com under the section entitled “Shareholders.” Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at http://www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 12 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.

By Order of the Board of Directors,
Stephen H. Gray
Secretary

April 22, 2016
Christiansted, United States Virgin Islands

ALTISOURCE ASSET MANAGEMENT CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

General Information

We have made this proxy statement available to you on or about April 22, 2016 as a holder of common stock of Altisource Asset Management Corporation, a U.S. Virgin Islands corporation (“we,” “us,” “our,” “AAMC” or the “Company”) because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Stockholders and at any postponement or adjournment thereof (“Annual Meeting”). The 2016 Annual Meeting of Stockholders will be held at the Buccaneer Hotel, located at 5007 Estate Shoys, Christiansted, United States Virgin Islands 00820 on Thursday, May 26, 2016, at 9:00 a.m., Atlantic Standard Time for the purposes listed in the Notice of Annual Meeting of Stockholders.

At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of five (5) Directors to serve until the 2017 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified, (2) the ratification of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016 and (3) the approval of the adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan.

We are not aware of any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

Proxies to be exercised at the Annual Meeting are being solicited by and on behalf of our Board of Directors primarily through the use of the mails. Our directors, officers, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

Proxy Materials

We expect our proxy materials, including this proxy statement and our 2015 annual report on Form 10-K, to be made available to stockholders on or about April 22, 2016 through the “Shareholders” link on our website at www.altisourceamc.com or through www.proxyvote.com. Our annual report on Form 10-K for the year ended December 31, 2015 was filed with the SEC and made available on our website on February 29, 2016.

Voting Procedures

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your bank or brokerage firm or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock. If your shares of common stock are held in your name, you can authorize a proxy to vote your shares in lieu of attending the Annual Meeting and voting in person. You may authorize a proxy to vote your shares over the Internet by following the instructions provided in the printed proxy materials. You may also authorize a proxy to vote your shares by mail or telephone pursuant to instructions provided on the proxy card. If you are authorizing a proxy to vote your shares over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.

If your common stock is held in the name of your bank or brokerage firm or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy to vote your shares in advance of the Annual Meeting as described above so that your vote is counted if you later decide not to attend the Annual Meeting.

How a Proxy Works

All valid proxies received prior to the meeting will be voted in accordance with your instructions. If no contrary instructions are given, other than as discussed below with respect to broker “non-votes,” each proxy received will be voted (1) “FOR” each of the nominees for Director; (2) “FOR” approval of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for 2016; and (3) “FOR” the proposal to approve the adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan; and with regard to any other business that properly comes before the meeting in accordance with the judgment of the persons appointed as proxies.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

•	filing written notice with our Corporate Secretary at the following address:

Stephen H. Gray, Corporate Secretary
Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820

•	submitting a properly executed proxy bearing a later date; or

•	appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.

Who May Vote

You are entitled to vote at the Annual Meeting or any postponement or adjournment thereof if you are a holder of record of our common stock at the close of business on April 13, 2016. At the close of business on April 13, 2016, there were 1,823,453 shares of common stock issued, outstanding and able to be voted (which excludes 746,405 treasury shares held by the Company that are not entitled to vote at the Annual Meeting). Each share of our common stock is entitled to one (1) vote at the Annual Meeting of Stockholders on all matters properly presented, other than the Company’s treasury shares. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes,” if any, will be treated as present for purposes of determining the presence of a quorum.

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Proposal One - Election of Directors: Assuming a quorum, each of the five (5) nominees for Director requires a majority of the votes cast to be elected as Directors of AAMC. You may vote “FOR” a nominee, “AGAINST” a nominee, or “ABSTAIN” with respect to a nominee. Cumulative voting in the election of Directors is not permitted.

Neither broker “non-votes” nor votes marked “ABSTAIN” will have an effect with regard to the election of any nominee.

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm: Assuming a quorum, the proposal to ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Two.

Proposal Three - Approval of the Adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan: Assuming a quorum, the proposal to approve the adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” on Proposal Three.

Abstentions will not be counted in determining the votes cast in connection with Proposals Two and Three and will have no effect on the results of the vote on such proposals. Because your broker or other nominee is entitled to vote your shares with respect to Proposals Two and Three, even if instructions are not received from you, there will be no broker “non-votes” with respect to these proposals.

If the shares you own are held in “street name” by a bank or brokerage firm or other nominee, your bank, brokerage firm or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank, brokerage firm or other nominee provides you. You will receive a proxy card that will tell you how to access our proxy materials and authorize a proxy to vote your shares via the Internet. It will also tell you how to request a paper or email copy of our proxy material. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the voting instructions provided by your bank, brokerage firm or other nominee. Please contact your bank, brokerage firm or other nominee for further information.

Board Recommendation

The Board recommends that you vote as follows:

•	“FOR” each of the five (5) director nominees set forth in Proposal One;

•	“FOR” the ratification of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016 set forth in Proposal Two; and

•	“FOR” the approval of the adoption by our Board of Directors of our 2016 Employee Preferred Stock Plan set forth in Proposal Three.

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

ELECTION OF DIRECTORS
(Proposal One)

Our Amended and Restated Bylaws provide that our Board of Directors shall consist of no less than three (3) members with the exact number to be determined by vote of a majority of the Board of Directors.

The five (5) nominees listed below for election as Directors at the Annual Meeting have been recommended by our Nomination/Governance Committee and nominated by our Board of Directors to serve on the Board until the 2017 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Assuming a quorum, the each of the five (5) nominees for Director will be elected as Directors if they receive a majority of the votes cast in person or by proxy at the meeting.

The Nomination/Governance Committee and our Board of Directors has nominated George G. Ellison to continue to serve as our Chairman of the Board of Directors and has nominated Paul T. Bossidy to continue to serve as the lead independent director. The Board of Directors has also nominated each of Mr. Ellison, Mr. Bossidy, Mr. Byrd, Ms. Kurland and Mr. Redleaf to continue to serve as Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our nominees for Director:

Name	Age (1)	Director Since	Audit Committee	Compensation Committee	Nomination/ Governance Committee
George G. Ellison	57	2015
Paul T. Bossidy	55	2012	X (2)		X
Ricardo C. Byrd	67	2015		X	X
Dale Kurland	72	2012	X	X (3)
Nathaniel Redleaf	31	2014	X	X	X (3)
___________

(1)	As of April 20, 2016.

(2)	Committee Chair.

The principal occupation for at least the last five (5) years and additional biographical information of each nominee for Director of AAMC is set forth below.

George G. Ellison. Mr. Ellison was elected to our Board of Directors in June 2015 and has served as our Chief Executive Officer since February 2015. Mr. Ellison was also appointed to the Board of Directors of Altisource Residential Corporation (“Residential”) in August 2015 and has served as Residential’s Chief Executive Officer since March 2015. Mr. Ellison is responsible for the overall strategic direction of our company and Residential. Prior to joining AAMC, Mr. Ellison had been employed for 19 years at Bank of America and its predecessor, NationsBank. Mr. Ellison held several roles over his career at Bank of America, most recently being the executive leading the team that managed the valuation and disposition of Bank of America’s legacy mortgage loan portfolio and a leading member of Bank of America’s Special Initiatives team that worked to resolve Bank of America’s representation and warranty litigation. Prior to his most recent roles, Mr. Ellison was Global Head of the Structured Products division within Bank of America’s Investment Banking platform. His responsibilities involved all Structured Products including RMBS, ABS, ABCP Conduit and CMBS securities, among others. Mr. Ellison holds a Bachelor of Science in Industrial Engineering the University of Pittsburgh and a Masters of Business Administration from the Wharton School of Business.

Mr. Ellison’s substantial experience in structured financing and his excellent business acumen provide great benefit to our Board of Directors, and his vision and leadership are instrumental in the performance of our organization.

Paul T. Bossidy. Mr. Bossidy was elected to the Board of Directors of AAMC in December 2012.  Mr. Bossidy is President and Chief Executive Officer of Patripabre Capital LLC, in Ridgefield, Connecticut, and provides consulting services to companies in the financial services industry. Mr. Bossidy also serves on the Board of Directors of Berkshire Hills Bancorp, Inc., a bank holding company that is the parent of Berkshire Bank with branches throughout New England. Mr. Bossidy previously served as President and Chief Executive Officer of Clayton Holdings LLC from 2008 to 2014, when it was acquired by Radian Group, Inc. Prior to joining Clayton, Mr. Bossidy was a Senior Operations Executive at Cerberus Capital Management LP, a real estate investment fund, from 2006 to 2008. Prior to that, Mr. Bossidy served in various executive appointments for General Electric Company from 1993 to 2006, including General Manager of Corporate Business Development, President of the Refrigerator Product Line within GE Appliances Division, President and Chief Executive Officer of GE Lighting (North America), President and Chief Executive Officer of GE Vendor Financial Services, President and Chief Executive Officer of GE Commercial Equipment Financing and President and Chief Executive Officer of GE Capital Solutions Group. He is a Certified Public Accountant and a Certified Six Sigma Black Belt. Mr. Bossidy holds a Bachelor of Arts from Williams College in Williamstown, Massachusetts, a Master in Accounting from New York University in New York, New York and a Master of Business Administration with concentrations in Finance and Marketing from Columbia University Graduate School of Business in New York, New York.

Mr. Bossidy’s experience providing risk management services to the mortgage industry, along with his prior management and board of directors experience, provides the Board of Directors with strategic and industry-specific expertise. In addition, his knowledge and background in accounting allow him to provide guidance to the Board of Directors in overseeing financial and accounting aspects of our operations.

Ricardo C. Byrd. Mr. Byrd was elected to our Board of Directors in June 2015. Mr. Byrd has served as the Executive Director of the National Association of Neighborhoods (NAN), one of the nation’s largest and oldest multi-issue membership associations of grass-roots neighborhood organizations, since 1995, and from 1982 to 1994, served as Federal FTA Project Manager for NAN. He has over thirty years of management experience in directing grass-roots programs. On America’s social and economic development challenges, he has served as a public policy catalyst, a community outreach strategist and resource person to the White House, Congressional, state and local government officials, corporations and neighborhood leaders. Mr. Byrd is a native Washingtonian, educated in the District of Columbia Public Schools, and holds a Bachelor of Arts degree from Howard University.

Mr. Byrd’s understanding of neighborhood and borrower needs will provide us with valuable inputs regarding borrower and tenant satisfaction. His grass-roots involvements in empowering neighborhood organizations to improve the quality of life will provide insights to the Company in managing Residential’s business. His diverse experience will further enable the Company to consider other client opportunities and their related benefits.

Dale Kurland. Ms. Kurland was elected to our Board of Directors in December 2012. Ms. Kurland is the founder and President of Classic Strategies Group, LLC (“CSG”), a private company founded in 2004 which provides mergers and acquisition consulting services to mortgage banking executives. Prior to forming CSG, Ms. Kurland served as President of DK Advisory Services, Inc., the predecessor to CSG. Prior to joining DK Advisory Services, Ms. Kurland was Senior Managing Director of Bear Stearns’ Mortgage Banking Mergers and Acquisitions Group where she advised clients on the purchase and sale of mortgage companies and mortgage servicing portfolios. Ms. Kurland served on the Board of Directors of Lender Services, Inc. until the sale of the company to Fidelity National Financial in February 2003. Ms. Kurland holds a Bachelor of Arts from Skidmore College in Saratoga Springs, New York.

Ms. Kurland’s background in real estate financing and advisory experience in the mortgage and real estate industries, along with her prior management and board of directors experience, brings industry expertise, leadership direction and guidance to the Board of Directors.

Nathaniel Redleaf. Mr. Redleaf elected to our Board of Directors in June 2014. Mr. Redleaf is a Partner at Luxor Capital Group, LP, a New York-based hedge fund (“Luxor”), where he focuses on the homebuilding, commercial real estate, finance and gaming sectors. Prior to joining Luxor, Mr. Redleaf was a Research Analyst at Imperial Capital, a distressed debt focused investment bank. Mr. Redleaf currently serves as a member of the board of directors of William Lyons Homes Inc., Innovate Managed Holdings LLC and Eastland Tire Australia Pty. He received his B.A. degree in Political Economies of Industrial Societies from the University of California, Berkeley in 2005.

Mr. Redleaf brings valuable experience to our Board of Directors in real estate investment, finance and capital markets.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the stockholders. Directors are expected to attend all meetings of the Board of Directors and the meetings of committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
Our current Board of Directors held eight (8) meetings in 2015. Each incumbent Director attended 100% of these meetings during the period in which they served as well as the meetings held by all committees of our Board of Directors on which they served during the year. The Board of Directors also regularly held executive sessions of the independent directors. We do not have a formal policy regarding Director attendance at the Annual Meeting of Stockholders. However, all of the incumbent members of our Board of Directors attended our 2015 Annual Meeting of Stockholders.

Independence of Directors

Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the standards of the NYSE, which governs the NYSE MKT where our common stock is listed.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with AAMC are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by NYSE rules and law. Our current Board of Directors has determined that Messrs. Bossidy, Byrd and Redleaf and Ms. Kurland are independent Directors.

Board Leadership Structure

Our Board of Directors’ leadership structure consists of a Chairman who is also our Chief Executive Officer, a Lead Independent Director, who is elected by the independent directors, and three Committee Chairs, each of whom are independent directors (and one of whom, the Chair of our Audit Committee, is also our Lead Independent Director). We discuss succession planning with respect to our Chairman, our Chief Executive Officer, and other business heads at least annually.

Our Board has combined the positions of Chairman and Chief Executive Officer since Mr. Ellison was appointed as Chairman of the Board in June 2015. Our Board believes that we are well served by Mr. Ellison’s service as both Chairman of the Board and Chief Executive Officer, the strong leadership of our Lead Independent Director and our independent Committee Chairs and directors provide the Board, for several reasons. First, a combined Chairman and Chief Executive Officer position allows us to speak with one voice to our stockholders, counterparties and external constituencies. Second, we operate in the investment industry, which is impacted heavily by real estate risk, investment risk, market risk, credit risk, liquidity risk, legal, compliance and regulatory risk and reputation risk. We believe that these risks are best managed on a daily basis by Mr. Ellison in his dual role as Chairman and Chief Executive Officer and the senior management team who report directly to him, with oversight of the full Board, including Board Committees composed solely of outside, independent directors. Third, we have empowered a strong Lead Independent Director, Mr. Bossidy, who provides independent oversight over the Board of Directors and Mr. Ellison in his combined role, including with respect to the calling of meetings of the Board, executive sessions of the independent members of the Board, and setting the agenda for meetings of the Board and meetings of the independent members of the Board. Mr. Bossidy also provides important leadership and insight as the Chair of our Audit Committee. We also have empowered other strong independent directors, one of whom, Ms. Kurland, chairs our Compensation Committee, and the other of whom, Mr. Redleaf, chairs our Nomination/Governance Committee. Each of our independent directors is authorized to call executive sessions of independent directors to discuss any subject, and each of our independent directors has done so. Our independent directors also frequently communicate with each other by telephone between meetings of the Board and committees of the Board.

Our Board believes that this leadership structure provides an effective balance between leadership of the Board and our Company by a strong Chairman and Chief Executive Officer and effective oversight of the Board and our Company by independent Directors.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination/ Governance Committee. A brief description of these committees is provided below.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of accounting, internal controls, auditing and federal securities law matters and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm.

The members of the Audit Committee since June 2015 have been Mr. Bossidy, Ms. Kurland and Mr. Redleaf, and Mr. Bossidy has served as the Chair of the Audit Committee. Upon the election of the proposed Directors, Mr. Bossidy will continue to be Chair of the Audit Committee and Ms. Kurland and Mr. Redleaf will continue to serve as Audit Committee members. Each current and proposed member of our Audit Committee is independent as defined in regulations adopted by the SEC and NYSE listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate and possess accounting or related financial management expertise. Our Board of Directors has also determined that each of Mr. Bossidy and Mr. Redleaf qualifies as an “audit committee financial expert” as that term is defined in SEC rules.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Audit Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Audit Committee in March 2016. The Audit Committee met ten (10) times in 2015.

Compensation Committee. The Compensation Committee of our Board of Directors oversees our Board and employee compensation and employee benefit plans and practices. The Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our named executive officers. With respect to all officers and employees of the Company other than the Chairman/Chief Executive Officer, the Compensation Committee reviews with the Chief Executive Officer and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to stockholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors. The Compensation Committee has authority for the administration of awards under AAMC’s 2012 Equity Incentive Plan (the “2012 Equity Plan”). The Compensation Committee has the authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

The members of the Compensation Committee since June 2015 have been Ms. Kurland, Mr. Byrd and Mr. Redleaf, and Ms. Kurland has served as the Chair of the Compensation Committee. Upon the election of the proposed Directors, Ms. Kurland will continue to be Chair of the Compensation Committee and Mr. Byrd and Mr. Redleaf will continue to serve as Compensation Committee members. Each current and proposed member of the Compensation Committee is independent as defined by NYSE listing standards. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Compensation Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Compensation Committee in March 2016. The Compensation Committee met five (5) times in 2015.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and recommends to the Board of Directors a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The members of the Nomination/Governance Committee since June 2015 have been Mr. Redleaf, Mr. Bossidy and Mr. Byrd, and Mr. Redleaf has served as the Chair of the Nomination/Governance Committee. Upon the election of the proposed Directors, Mr. Redleaf will continue to be Chair of the nomination/Governance Committee and Mr. Bossidy and Mr. Byrd will continue to serve as Nomination/Governance Committee members. Each current and proposed member of our Nomination/Governance Committee is independent as defined in the NYSE listing standards.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisourceamc.com and is available in print to any stockholder who requests it. On an annual basis, the Nomination/Governance Committee reviews and approves its charter. The Committee also evaluates its performance under its charter annually and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter and any recommendations for amendments. The charter was last reviewed and approved by the Nomination/Governance Committee in March 2016. The Nomination/Governance Committee met four (4) times in 2015.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our stockholders. In evaluating all nominees for Director, our Nomination/Governance Committee will take into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. In addition, our Nomination/Governance Committee will take into account AAMC’s best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

The Nomination/Governance Committee will consider diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee will consider diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of our business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nomination/Governance Committee will periodically review the skills and attributes of Board members within the context of the current make-up of the full Board of Directors as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee will regularly assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director will then be identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, stockholders or industry sources.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors will determine the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should a stockholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no stockholder or group of stockholders owning more than 5% of our common stock has put forth any Director nominees.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines were last reviewed and approved by the Board of Directors in March 2016. Our Corporate Governance Guidelines are available on our website at www.altisourceamc.com and are available to any stockholder who requests them by writing to our Corporate Secretary at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Executive Sessions of Non-Management Directors

Non-management Directors expect to meet in executive session without management representatives periodically. Non-management Directors met in executive session without management fourteen (14) times in 2015.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding AAMC, you may do so by mail addressed to our Corporate Secretary at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. All communications received in writing will be distributed to our full Board of Directors if addressed to the full Board or to individual Directors if addressed to any of them individually.

Code of Ethics

We adopted a Code of Business Conduct and Ethics that applies to our Directors, officers and employees. We also adopted a Code of Ethics for Senior Financial Officers. Any waivers from the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or the Audit Committee and will be subsequently disclosed when required by SEC or applicable exchange rules. Our Nomination/Governance Committee reviews our Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers at least once a year and, if necessary, recommends changes to our Board of Directors. Our Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers were last reviewed and approved by the Board of Directors in March 2016. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisourceamc.com and are available to any stockholder who requests a copy by writing to our Corporate Secretary at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC or exchange rules, will either be posted on our website or otherwise disclosed in accordance with such rules.

Risk Management and Oversight Process

Our Board of Directors and each of its committees are involved with the oversight of the Company’s risk management.

The Board of Directors and the Audit Committee monitor AAMC’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. In addition, through regular reviews with management and, at times, certain employees of AAMC, the Nomination/Governance Committee assists the Board of Directors in monitoring the Company’s governance and succession risks, and the Compensation Committee assists the Board of Directors in monitoring our compensation policies and related risks.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and our Chairman, the Board of Directors and its committees providing oversight in connection with these efforts. Our Investment Committee, which is comprised of our Chairman and our Chief Executive Officer, has responsibility for assessing and managing the Company’s risk exposure with respect to transactional and counterparty risk.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2015. Our management Director does not receive an annual retainer or any other compensation for their service on the Board of Directors. Ashish Pandey, our sole management Director during 2014, is therefore not included in the following table.

Name	Fees Earned Or Paid in Cash (1)	Stock Awards (2)	Option Awards	All Other Compensation		Total
Paul T. Bossidy	$87,734	$6,823	$—	$25,000	(3)	$119,557
Ricardo C. Byrd	38,709	—	—	—		38,709
Dale Kurland	70,371	6,823	—	—		77,194
Nathaniel Redleaf (4)	—	—	—	—		—
Salah Saabneh	21,291	7,798	—	—		29,089
Robert C. Schweitzer	34,945	6,823	—	—		41,768
___________

(1)	Effective July 1, 2015, the Board’s cash compensation was increased as set forth below in “Cash Compensation.”

(2)
Each of Mr. Bossidy, Ms. Kurland and Mr. Schweitzer received 42 shares of the common stock of AAMC on June 10, 2015 for service on the Board from June 12, 2014, the day after the 2014 Annual Meeting of Stockholders to June 10, 2015, the date of the 2015 Annual Meeting of Stockholders. Mr. Saabneh received 48 shares of common stock of AAMC for service on the Board from December 11, 2014 to June 10, 2015. Mr. Byrd did not receive any shares due to his joining the Board on the first day of the 2015 to 2016 service year on June 11, 2015. The number of shares granted was based on a share price of $1,090.26, which is the average of the high and low sales prices of our common stock on June 12, 2014. The value of the shares set forth in the table above is based on the average of the high and low sale prices of our common stock on the date of issuance, June 10, 2015.

(3)
On April 24, 2015, the Compensation Committee of the Board determined to pay an additional one-time fee of $25,000 to Mr. Bossidy in connection with his efforts in the first quarter of 2015 in connection with his services to the Board in renegotiating the new Asset Management Agreement with Residential.

(4)	Pursuant to Luxor’s policies and procedures, Mr. Redleaf is not entitled to receive any compensation for his membership on board of directors or committees thereof.

Cash Compensation

As set forth above, through June 30, 2015, we provided the following cash compensation to our non-management Directors in quarterly installments, paid in arrears for their services for the prior quarter:

•	an annual retainer of $50,000;

•
an additional $20,000 to the lead independent Director of the Board of Directors , only if the Chairman of the Board is a management Director (if the Chairman of the Board is a non-management director, the Chairman shall receive $50,000;

•	an additional $12,500 to the Audit Committee chairperson;

•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.

In April 2015, the Compensation Committee determined to increase the cash compensation of the Board and Board Committee Members as follows, effective as of the first day of the third fiscal quarter of 2015, July 1, 2015, paid in arrears for their services for the prior quarter:

•	an annual retainer of $70,000;

•
an additional $20,000 to the lead independent Director of the Board of Directors, only if the Chairman of the Board is a management Director (if the Chairman of the Board is a non-management director, the Chairman shall receive $50,000);

•	an additional $20,000 to the Audit Committee chairperson;

•	an additional $10,000 to all committee chairpersons (other than the Audit Committee chairperson); and

•	an additional $5,000 to all Audit Committee members.

Equity Compensation

As part of Director compensation, through the 2015 Annual Meeting of Stockholders on June 3, 2015, our non-management Directors also received annually shares of common stock of AAMC with a fair market value of $45,000 pursuant to the 2012 Equity Incentive Plan. “Fair Market Value” is defined as the average of the high and low prices of our common stock as reported on the applicable securities exchange on which AAMC is listed or quoted on the first day of the service year. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors, which immediately follows the Annual Meeting of Stockholders. Shares of our common stock will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the service year.

For Directors serving less than a full year, such Directors receive a pro rata portion of $45,000 of shares of our common stock based on the high and low sales prices on the first day of his or her service year, multiplied by a fraction, the numerator of which is the number of days served and the denominator of which is 365 days.

In April 2015, the Compensation Committee determined to increase the equity portion of the annual Director compensation from $45,000 to $60,000 for the full service year. This change became effective on June 4, 2015, the first day of the 2015-2016 service year for our Directors. Based on this new equity compensation structure, we granted 374 restricted shares to each of Mr. Bossidy, Mr. Byrd and Ms. Kurland, based on the average of the high and low prices of AAMC Common Stock on June 4, 2015 of $160.47 per share.

Other Compensation

Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an Annual Meeting of Stockholders but during the service year.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who serves as one of our executive officers, and includes George G. Ellison, our Chief Executive Officer who also serves as Chairman of the Board. Our executive officers are appointed annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our executive officer. None of our Directors and/or executive officers is related to any other Director and/or executive officer of AAMC or any of its subsidiaries by blood, marriage or adoption.

Name (1)	Age	Position
George G. Ellison (2)	57	Chief Executive Officer and Chairman
Robin N. Lowe	51	Chief Financial Officer
Stephen H. Gray	45	General Counsel and Secretary
Kenneth D. Najour	56	Chief Accounting Officer
___________

(1)	All information set forth herein is as of April 13, 2016.

(2)	On February 17, 2015, Mr. Ellison was appointed as our Chief Executive Officer. Mr. Ellison was elected as the Chairman of the Board at the 2015 Annual Meeting of Stockholders.

The principal occupation for at least the last five (5) years, as well as certain other biographical information, for each of our executive officers is set forth below. Mr. Ellison’s background is provided in the section of this proxy statement entitled “Election of Directors” above.

Robin N. Lowe. Mr. Lowe has served as our Chief Financial Officer since October 2014 and has also served as the Chief Financial Officer of Residential since October 2014. He oversees all of our financial affairs including financial reporting, treasury, tax and shareholder relations. Prior to his appointment, Mr. Lowe served as Chief Financial Officer of CitiMortgage Inc. from October 2012 to July 2014. From May 2010 to September 2012, Mr. Lowe served as Chief Financial Officer of Citibank Korea, and from October 2008 to April 2010, he served as Chief Financial Officer of Citibank’s South East Asia Pacific region. From May 1995 to September 2008, Mr. Lowe served in lead finance roles with Citibank in various countries and regions. Mr. Lowe is a Fellow of the Institute of Chartered Accountants in England and Wales of which he has been a member since 1992. He holds a Masters Degree in Classics and a Bachelor of Arts, with honors, from Oxford University.

Stephen H. Gray. Mr. Gray has served as our General Counsel and Secretary since November 2012 and has also served as the Chief Administrative Officer of Residential since January 2016. Mr. Gray also served as the General Counsel and Secretary of Residential from December 2012 to January 2016. Prior to joining AAMC, Mr. Gray was General Counsel and Secretary of LaBranche & Co Inc., a publicly traded financial services company in New York, New York, from May 2004 to December 2011, and was a consulting attorney for The Nielsen Company, a global information and measurement company, during 2012. From June 1998 to May 2004, Mr. Gray was a corporate and securities attorney at the law firm of Fulbright & Jaworski L.L.P. in New York, New York, specializing in, among other things, securities offerings, mergers and acquisitions and general corporate reporting for public and private companies. From January 1996 to June 1998, he was a corporate and securities attorney at the law firm of Brock, Silverstein & McAuliffe, LLC, in New York, New York. He holds a Bachelor of Arts in History from Hobart College and a Juris Doctorate from Widener University School of Law.

Kenneth D. Najour. Mr. Najour has served as our Chief Accounting Officer since October 2014 and has also served as the Chief Accounting Officer of Residential since November 2014. From March 2013 to October 2014, Mr. Najour served as our and Residential’s Chief Financial Officer Prior to joining AAMC, Mr. Najour served as Vice President, Finance and Chief Accounting Officer of Ocwen from March 2012 to March 2013. Mr. Najour joined Ocwen as Vice President, Finance in December 2010. Prior to joining Ocwen, Mr. Najour served as Senior Vice President, Chief Financial Officer Latin America and Caribbean Region for MasterCard Worldwide from 2003 to 2010. He has also held leadership positions within PepsiCo Inc. from 1994 to 2003 and was Audit Manager for Pricewaterhouse Coopers LLP from 1986 to 1994. He holds a Master of Accounting from the University of Miami, a Bachelor of Science from Santa Clara University and is a Certified Public Accountant in the State of California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and named executive officer of AAMC;

•	all Directors and executive officers of AAMC as a group; and

•	all persons known by AAMC to own beneficially 5% or more of the outstanding common stock.

The table is based upon information supplied to us by Directors, executive officers and principal stockholders and filings under the Exchange Act and is based on an aggregate of 1,823,453 shares issued and outstanding as of April 13, 2016, which does not include 746,405 shares held by us in treasury. Unless otherwise indicated, the address of all persons below is: Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

Shares Beneficially Owned as of April 13, 2015

Name of Beneficial Owner:	Amount	Percent
William C. Erbey (1)	723,662	37.8%
Putnam Investments, LLC (2)	340,638	18.7%
Luxor Capital Group, LP (3)	252,420	13.8%
Boston Provident, L.P. (4)	117,494	6.4%

Directors and Named Executive Officers:	Amount	Percent
George G. Ellison (5)	—	—
Robin N. Lowe (6)	—	—
Stephen H. Gray (7)	4,679	*
Kenneth D. Najour (8)	3,092	*
Paul T. Bossidy (9)	2,088	*
Ricardo C. Byrd (9)	374	*
Dale Kurland (9)	710	*
Nathaniel Redleaf (10)	—	—
Ashish Pandey (11)	30,274	*
All Directors and Executive Officers as a Group (8 persons) (12)	10,304	*
___________

*	Less than 1%

(1)
Based on information contained in a Schedule 13D/A filed by Mr. Erbey on April 12, 2016, Mr. Erbey beneficially owns: (i) 3,287 shares of common stock held directly; (ii) 623,803 shares of common stock held by Salt Pond Holdings, LLC (“Salt Pond”), a United States Virgin Islands limited liability company of which the members are Mr. Erbey, the Frederiksted Trust, a U.S. Virgin Islands trust (the Trust”), and Erbey Holding Corporation, a Delaware corporation wholly owned by Mr. Erbey (“Erbey Holding”); (iii) options to acquire 83,427 shares of Common Stock, which were exercisable on or within 60 days after April 13,2016 and (iv) 9,861 restricted shares of common stock that vest within 60 days of April 13, 2016. Mr. Erbey, the Trust and Erbey Holding each may be deemed to beneficially own the 623,803 shares of common stock held by Salt Pond. Does not include 13,145 restricted shares of common stock granted to Mr. Erbey under the 2012 Equity Plan that will not vest within 60 days after April 13, 2016. Mr. Erbey’s and Salt Pond’ business address is P.O. Box 25437, Christiansted, United States Virgin Islands 00824.

(2)
Based on information contained in a Schedule 13G/A filed jointly with the SEC on February 16, 2016 by Putnam Investments, LLC, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Capital Spectrum Fund (collectively “Putnam”). Includes 315,198 shares as to which sole voting power is claimed and 240,638 shares as to which sole dispositive power is claimed. Putnam’s address is One Post Office Square, Boston, Massachusetts 02109.

(3)
Based on information contained in a Schedule 13D/A filed jointly with the SEC on November 7, 2014 by Luxor Capital Partners, LP, Luxor Wavefront, LP, LCG Holdings, LLC, Luxor Capital Group, LP, Luxor Management, LLC, Christian Leone (“Luxor Group 1”), Luxor Capital Partners Offshore Master Fund, LP and Luxor Capital Partners Offshore, Ltd. (“Luxor Group 2,” collectively, “Luxor”). Includes 530,805 shares as to which shared voting power and 530,805 shares as to which shared dispositive power is claimed. The 530,805 shares reported also includes 120,000 shares of common stock into which Series A Preferred Shares owned by these entities are convertible Luxor Group 1’s address is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036. Luxor Group’s address is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
Based on information contained in a Schedule 13G filed jointly with the SEC on January 25, 2016 by Boston Provident, L.P. and Orin S. Kramer (collectively “Boston Provident”). Includes 117,494 shares as to which shared voting power is claimed and 0 shares as to which 117,494 as to which shared dispositive power is claimed. Boston Provident’s and Mr. Kramer’s address is 261 Glenwood Road, Englewood, NJ 06731.

(5)
Does not include 44,132 restricted shares of common stock of the Company granted to Mr. Ellison on February 17, 2015, as amended December 31, 2015, under the Company’s 2012 Equity Plan that will not vest within 60 days of April 13, 2016.

(6)
Does not include 21,898 restricted shares of common stock of the Company granted to Mr. Lowe on October 8, 2014, as amended December 31, 2015, under the Company’s 2012 Equity Plan, none of which vest within 60 days of April 13, 2016.

(7)
Includes 3,035 shares held directly by Mr. Gray and 1,644 restricted shares of common stock granted to Mr. Gray under the 2012 Equity Plan that will vest within 60 days after April 13, 2016. Does not include 2,189 restricted shares of common stock granted to Mr. Gray under the 2012 Equity Plan that will not vest within 60 days after April 13, 2016.

(8)
Includes 2,544 shares held directly by Mr. Najour and 548 restricted shares of common stock granted to Mr. Najour under the 2012 Equity Incentive Plan that will vest within 60 days after April 13, 2016. Does not include 3,833 restricted shares of common stock granted to Mr. Najour under the 2012 Equity Plan that will not vest within 60 days after April 13, 2016.

(9)	Includes 374 shares issuable to each of Mr. Bossidy, Mr. Byrd and Ms. Kurland on May 26, 2016 for their service on our Board of Directors.

(10)
Mr. Redleaf is a Partner at Luxor. As per Luxor’s policies, Mr. Redleaf is not entitled to any compensation, whether cash or stock, for his service on the boards of directors on any portfolio company of Luxor. Mr. Redleaf disclaims beneficial ownership of all shares held by Luxor and its affiliates.

(11)	Based on information provided to the Company by Mr. Pandey on April 8, 2016. Mr. Pandey resigned as Executive Chairman effective June 30, 2015

(12)
Includes Messrs. Ellison, Lowe, Gray, Najour, Bossidy, Byrd, Redleaf and Ms. Kurland. Does not include 44,132 restricted shares of common stock granted to Mr. Ellison under the 2012 Equity Incentive Plan; 21,898 restricted shares of common stock granted to Mr. Lowe under the 2012 Equity Incentive Plan; 2,189 restricted shares of common stock granted to Mr. Gray under the 2012 Equity Incentive Plan; and 3,833 restricted shares of common stock granted to Mr. Najour under the 2012 Equity Incentive Plan, because such restricted shares do not vest within 60 days after April 13, 2016. Also does not include the 30,274 shares held by Mr. Pandey.

Equity Compensation Plan Information

The following table sets forth information as December 31, 2015 with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Restricted Shares Granted Subject to Vesting Requirements	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity Compensation Plans Approved by Security Holders:
2012 Equity Incentive Plan	179,279	$0.98	139,718	114,196
2012 Special Equity Incentive Plan	2,423	0.79	14,608	—

Equity Compensation Plans Not Approved by Security Holders:
None	—	—	—	—
Total	181,702	$0.98	154,326	114,196

The 2012 Equity Plan allows for grants to be made in a number of different forms, including but not limited to options, restricted stock, restricted stock units and stock appreciation rights. We granted options to purchase our common stock to the option holders of Altisource under the 2012 Equity Plan and the 2012 Special Equity Incentive Plan in connection with the separation from Altisource. Other than the grant of these options, we have granted restricted shares of common stock under the 2012 Equity Incentive Plan and 2012 Special Equity Incentive Plan subject to the vesting requirements described below in “Compensation Discussion and Analysis - Equity Incentive Plan.” We have also issued shares of common stock to our non-management Directors in connection with their service on our Board of Directors as described above in “Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon the Company’s review of Section 16(a) reports, the Company believes that all of the Company’s reporting persons complied with their Section 16(a) filing requirements in 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction, Philosophy and Objectives

We believe an effective executive compensation program aligns executives’ interests with stockholders by rewarding performance that achieves or exceeds specific financial targets and strategic goals designed to increase stockholder value. We seek to promote individual service longevity and to provide our executives with long-term incentive opportunities that promote consistent, high-level financial performance. The Compensation Committee evaluates both performance and compensation annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To achieve these objectives, we generally believe executive compensation packages should include both cash and equity-based compensation that rewards performance as measured against established goals.

This compensation discussion and analysis provides information regarding the following:

•	compensation programs for our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel and Secretary;

•	overall objectives of our compensation program and what it is designed to reward;

•	each element of compensation that we provide and

•	the reasons for the compensation decisions we have made regarding these individuals.

Our named executive officers for 2015 were:

Name	Position
George G. Ellison (1)	Chief Executive Officer
Robin N. Lowe (2)	Chief Financial Officer
Stephen H. Gray	General Counsel and Secretary
Kenneth D. Najour (2)	Chief Accounting Officer
Ashish Pandey (3)	Former Executive Chairman and Chief Executive Officer
_________

(1)	Mr. Ellison became our Chief Executive Officer on February 17, 2015.

(2)	Mr. Lowe became Chief Financial Officer on October 8, 2014. Mr. Najour served as our Chief Financial Officer until October 8, 2014 and became Chief Accounting Officer on October 8, 2014.

(3)	Mr. Pandey, who became Executive Chairman on January 16, 2015 and was our Chief Executive Officer until February 17, 2015, resigned from the Company effective June 30, 2015.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer is involved in the design and implementation of our executive compensation and is typically present at Compensation Committee meetings, except that the Chief Executive Officer is not present during any voting or deliberations on his compensation. The Chief Executive Officer annually will review the performance of each executive officer (other than himself, whose performance is reviewed by the Compensation Committee) and present his conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer (other than with respect to himself) for development and execution. In connection with our 2014 year-end bonuses, both Mr. Pandey and Mr. Ellison were involved with, and recommended compensation for, our named executive officers other than Mr. Pandey. In connection with our 2015 year-end bonuses, Mr. Ellison was involved with, and recommended compensation for, our named executive officers other than him.

Compensation Consultant

To further the objectives of our compensation program, our Compensation Committee may conduct an analysis of the compensation levels of certain of our named executive officers in conjunction with an independent compensation consultant. For year-end 2015 incentive compensation, our Compensation Committee obtained advice from F.W. Cook & Co. ("F.W. Cook") as an independent compensation consultant to consider and recommend year-end cash bonus compensation for our named executive officers. Using benchmarking against peer companies of Residential and analysis of the peer compensation of both internally-managed and externally managed companies with whom Residential competes and from whom the Company would retain and/or potentially lose talent for our Company, the Compensation Committee were advised by F.W. Cook and considered information about such peer companies to determine the year-end cash bonus compensation of our named executive officers. During 2015, the Compensation Committee also determined to raise the annual base compensation and bonus for Mr. Gray based, in part, on information provided by ExEquity LLC (“ExEquity”) who it had retained as compensation consultant in connection with the Company’s 2014 year-end bonus compensation. We did not make any other changes to the base and target incentive compensation of any of our other named executive officers during 2014.

If the Compensation Committee hires a compensation consultant, including ExEquity or F.W. Cook, for future periods, the consultant would be expected to provide research and present information to the Compensation Committee related to compensation trends and “best practices” in executive compensation among peer group companies in a similar line of business and of similar size to AAMC or Residential or any of AAMC’s other potential advisory clients. Executive compensation data and other resources provided by the compensation consultant would be expected to set the foundation for the Compensation Committee’s review and analysis of executive compensation levels.

Employment Agreements

We currently do not have employment agreements with any of our named executive officers. However, our employment arrangements provided for a base salary and target incentive compensation for 2015 based on the satisfaction of relevant performance criteria. In addition, the executives may receive benefits such as participation in our health care plan and opportunity to participate in a contributory retirement plan. AAMC reimburses each executive for reasonable costs properly incurred by such executive in the course of his or her employment with us including, without limitation, reimbursement of relocation expenses, if relocation is required, and the provision of certain allowances as described in the Executive Compensation section below.

In addition, in the event that the executive’s employment is terminated by us without “cause” the executive may receive severance benefits of up to six months’ base salary. “Cause” generally is defined as either (i) any willful or grossly negligent conduct (including but not limited to fraud or embezzlement) committed by the executive in connection with his/her employment which conduct in the reasonable determination of the Board of Directors has had or will have a material detrimental effect on our business or (ii) the executive’s conviction of, or entering into a plea of nolo contendere to, a felony involving fraud or embezzlement or such other crime which may bring disrepute upon us, whether or not committed in the course of his or her employment. In these instances, we would also pay standard relocation costs to relocate the executive to their previous domicile prior to being relocated to the U.S. Virgin Islands.

Each of our executives has executed a Data Privacy Agreement that provides for a covenant to maintain our confidential information and has entered into an intellectual property agreement providing that all developments by such executive shall be our property.

Elements of Compensation

The current compensation package for our named executive officers consists of base salary and annual incentive compensation. This compensation structure was developed in order to provide each named executive officer with a competitive salary while emphasizing an incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. We believe that the following elements of compensation are appropriate in light of our strategic initiatives, industry, current challenges and environment.

Base Salary.  Base salaries for our named executive officers are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions.

Base salaries of the named executive officers are expected to be reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, the individual performance of the executive officer and our corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations will be based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. The Compensation Committee will set the base salary for the Chief Executive Officer and approve the base salaries for all other named executive officers.

Annual Incentive Compensation. Pursuant to our annual incentive philosophy, our executives can earn cash awards as determined by the Compensation Committee. Our philosophy provides the Compensation Committee and our management with the authority to establish incentive award guidelines which are further discussed below.

Each named executive officer has a targeted annual cash incentive award that is expressed as a percentage of his or her annual cash total target compensation. In 2015, 42-50% of total annual cash target compensation was payable only upon achievement of certain minimum Company and individual performance levels. The appropriate targeted percentage varies based upon the nature and scope of each named executive officer’s responsibilities. The table below reflects the percentage of each named executive officer’s target total annual cash compensation that was allocated to each of base salary and incentive compensation in 2014 and each named executive officer’s actual total annual cash compensation that was allocated to each of base salary and incentive compensation in 2014:

Name	Base Salary % of Target Total Annual Cash Compensation in 2015	Incentive Compensation % of Target Total Annual Cash Compensation in 2015	Base Salary % of Actual Total Annual Cash Compensation in 2015	Incentive Compensation % of Actual Total Annual Cash Compensation in 2015
George G. Ellison	50%	50%	40%	60%
Robin N. Lowe	50%	50%	45%	55%
Stephen H. Gray	58%	42%	58%	42%
Kenneth D. Najour	50%	50%	61%	39%
Ashish Pandey	38%	62%	100%	0% (1)
_________

(1)	Mr. Pandey departed AAMC prior to the end of 2015. Therefore, Mr. Pandey did not receive any cash year-end bonus compensation.

Our annual incentive-based cash compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by utilizing a balanced scorecard methodology which incorporates multiple financial and non-financial performance indicators developed through our annual strategic planning process to enhance Company performance and long-term stockholder value. This corporate scorecard is approved annually by the Compensation Committee and/or the full Board of Directors and is utilized by the Compensation Committee as a factor to determine the appropriate amount of incentive compensation to be paid to the Chief Executive Officer and other executive officers. During development of the corporate scorecard each year, the Compensation Committee considers the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the target goal at a level that is challenging to achieve. For 2015, our corporate scorecard was approved by our Board of Directors at its meeting on March 10, 2015 and subsequently amended throughout the year in additional Board of Directors meetings.

Our corporate scorecard for 2015, as amended, and corresponding achievement levels are detailed below:

Levels of Achievement
Element	Threshold	Target	Outstanding	Level Achieved
1. Diversification of AAMC Business and increase revenue stream for AAMC	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	Continued progress on adding management clients; negotiated transactions to increase Residential rental portfolio to second tier of management fees - Threshold
2. Renegotiate AAMC / Residential Asset Management Agreement	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	New Asset Management Agreement entered March 31, 2015 - Target
3. Increase Residential’s rental homes under management for RESI at appropriate yield	Increase rental portfolio by 25%	Increase rental portfolio by 50%	Increase rental portfolio by 100%	Increased rental portfolio by 247% - Outstanding
4. Maintain Residential’s Financing Arrangements / Ensure Adequate Liquidity and Capital Structure	Maintain available financing within 10% of 2014 year-end	Maintain available financing at 2014 year-end	Increase available financing by more than 10% from 2014 year-end	Increased and extended available financing by 12.5% - Outstanding
5. Capital Markets Flow - Achieve sales of non-rental assets to recycle liquidity and improve Residential’s purchasing power; complete and/or collapse securitizations as appropriate	Achieve at least one NPL sale to enable the purchase of single-family rental (“SFR”) portfolios	Achieve at least one NPL sale; acquire at least one SFR portfolio	Achieve two NPL portfolio sales, acquire at least one SFR portfolio and collapse at least one securitization	Completed one NPL portfolio sale and marketed a second that closed in March 2016; completed one bulk SFR purchase; one-by-one purchase program commenced - Target
6. Diversify Loan Servicers - Transfer Servicing Away From Ocwen	Obtain one new servicer and move up to 25% of servicing away from Ocwen	Obtain one new servicer and move up to 50% of servicing away from Ocwen	Obtain more than new servicer and move more than 50% of servicing from Ocwen	Obtained two new servicers and moved all non-securitized loans away from Ocwen - Outstanding
7. Hire and Develop Key Talent for AAMC	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	Target
8. Regulatory Compliance of AAMC and Litigation Management	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	Target

Levels of Achievement
Element	Threshold	Target	Outstanding	Level Achieved
9. Further Develop Corporate Governance Policies and Tone	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	Target
10. Financial Reporting and Forecasting	As determined by the Board of Directors	As determined by the Board of Directors	As determined by the Board of Directors	Target

The incentive award for our Chief Executive Officer and each of our other named executive officers is structured so that compensation opportunities are related to (i) our performance versus the objectives established in the corporate scorecard as described above and (ii) an individual performance appraisal.

The components in each scorecard are weighted individually based on relevance to our ultimate performance and the achievement of our corporate strategy as well as the strategic development of our primary client, Residential. Within each component of the scorecard, there are three (3) established levels of achievement: threshold, target and outstanding. Each level of achievement is tied to a relative point on a percentage scale which indicates the executive officer’s level of goal achievement within each component of the scorecard.

The goals and initiatives are further cascaded down through the organization to all of our incentive eligible employees in their personal scorecards which are tied to performance against goals that are directly linked to the achievement of our corporate strategic initiatives and the corporate strategic initiatives of Residential. The scorecards are communicated to all incentive eligible employees by the employee’s immediate supervisor, which in the case of our named executive officers other than our Chief Executive Officer is Mr. Ellison. The evaluation of Mr. Ellison’s performance is communicated to him by the Compensation Committee. This incentive compensation structure is intended to align the goals of our incentive eligible employees with the overall success of AAMC and Residential while establishing clear performance standards within their respective business or support units.

The 2015 personal scorecards for Mr. Ellison and each of Messrs. Lowe, Gray and Najour are provided in the table below. The 2015 scorecard for Mr. Pandey not included in the table below, because he received no annual cash incentive compensation due to his departure from AAMC in June 2015.

Name	%	Element
George G. Ellison	15%	Diversification of AAMC business and increase revenue stream for AAMC
	10%	Renegotiate AAMC/Residential Asset Management Agreement
	15%	Increase Residential’s rental homes under management for RESI at appropriate yield
	10%	Capital Markets Flow - Achieve sales of non-rental assets to recycle liquidity and improve Residential’s purchasing power; complete and/or collapse securitizations as appropriate
	15%	Hire and Develop Key Talent for AAMC
	5%	Regulatory Compliance of AAMC and Litigation Management
	10%	Further Develop Corporate Governance Policies and Tone
	20%	Personal Evaluation
Robin N. Lowe	5%	Renegotiate AAMC/Residential Asset Management Agreement
	5%	Capital Markets Flow - Achieve sales of non-rental assets to recycle liquidity and improve Residential’s purchasing power; complete and/or collapse securitizations as appropriate
	15%	Maintain Residential’s Financing Arrangements / Ensure Adequate Liquidity and Capital Structure
	5%	Diversify Loan Servicers - Transfer Servicing Away From Ocwen
	15%	Hire and Develop Key Talent for AAMC
	30%	Financial Reporting and Forecasting
	5%	Further Develop Corporate Governance Policies and Tone
	20%	Personal Evaluation
Stephen H. Gray	10%	Renegotiate AAMC/Residential Asset Management Agreement
	10%	Capital Markets Flow - Achieve sales of non-rental assets to recycle liquidity and improve Residential’s purchasing power; complete and/or collapse securitizations as appropriate
	10%	Maintain Residential’s Financing Arrangements / Ensure Adequate Liquidity and Capital Structure
	5%	Diversify Loan Servicers - Transfer Servicing Away From Ocwen
	5%	Hire and Develop Key Talent for AAMC
	20%	Regulatory Compliance for AAMC and Litigation Management
	15%	Serve as Key Lawyer / Advisor on all Major Business Transactions including purchases, sales and other transactions
	5%	Further Develop Corporate Governance Policies and Tone
	20%	Personal Evaluation
Kenneth D. Najour	25%	Diversification of AAMC Business and increase revenue stream for AAMC
	25%	Financial Reporting and Forecasting
	50%	Personal Evaluation

As noted above, the Chief Executive Officer, Mr. Lowe and Mr. Gray have 20% of their incentive compensation determined by their performance appraisal for the service year and Mr. Najour had 50% of his incentive compensation determined by his performance appraisal for the service year. Our Chief Executive Officer utilizes the assessments of each executive officer’s performance against these assessments, as well as his own observations, to prepare a written performance appraisal for each of the other executive officers. These performance appraisals rate performance based on objective criteria related to two key factors: (i) the executive’s ability to improve and develop their organization throughout the year and (ii) the executive’s strategic contributions to the direction of the Company. The Chief Executive Officer’s scorecard performance and personal performance appraisal are determined by the Compensation Committee, taking into consideration whether our performance and corresponding incentive results present a fair representation of the Chief Executive Officer's performance.

For our executives other than the Chief Executive Officer, the Chief Executive Officer presents the personal scorecard performance and the performance appraisal scores to the Compensation Committee and makes recommendations as to the incentive compensation for each executive officer. The Compensation Committee evaluates the recommendations in light of overall performance and the executive’s business unit or support unit’s performance and makes the final compensation award determinations for each executive. Annual incentive compensation is paid to our executives and other incentive eligible employees following this determination. For 2015, incentive compensation was awarded accordingly. Please see the Summary Compensation Table under “Executive Compensation” for the actual amounts awarded for 2015 performance.

Following these procedures and the ratings of achievement against their 2015 scorecards, the Compensation Committee determined to award the following: Mr. Ellison received 150% of his aggregate target cash bonus opportunity, Mr. Lowe received 122% of his aggregate target cash bonus opportunity, Mr. Gray received 100% of his aggregate bonus opportunity and Mr. Najour received 64% of his target cash bonus opportunity.

In determining the bonuses for Messrs. Ellison and Lowe, the Compensation Committee considered the valuable and substantial contributions Messrs. Ellison and Lowe had made to our Company in 2015, the importance to us of retaining and incentivizing Messrs. Ellison and Lowe, the fact that the restricted stock that had been granted to Messrs. Ellison and Lowe had not begun to vest, unlike the restricted stock that had been granted to Messrs. Gray and Najour, and the analysis prepared by F.W. Cook comparing our compensation structure to those of companies in the industry in which we compete. The Compensation Committee determined to keep Mr. Gray’s bonus at 100% of his target incentive compensation due to the fact that Mr. Gray’s base compensation and target bonus opportunity were increased by the Compensation Committee by approximately 40% in March of 2015, which was meant to address the substantial contributions and efforts by Mr. Gray in and prior to 2015. In considering the bonus for Mr. Najour, the Compensation Committee determined to maintain Mr. Najour’s compensation equal to his prior year’s compensation in light of his continuing movement to the business and strategic side of AAMC’s business and his involvement in analyzing and advising Mr. Ellison in developing additional business initiatives for AAMC. All of these incentive bonus amounts were paid in March 2016.

2016 Annual Incentive Compensation. Generally, in the March meetings of the Board of Directors and Board Committees of each fiscal year, the Compensation Committee approves the corporate scorecard and annual incentive components for the Chief Executive Officer and other named executive officers for the upcoming year. The Compensation Committee determined that the following strategic initiatives were important and would be considered in determining the 2016 cash incentive compensation for our named executive officers:

•	AAMC’s financial performance;

•	AAMC’s diversification of business and increased revenue stream;

•	Residential’s financial performance;

•	achieving targeted growth of Residential’s rental portfolio;

•	capital markets and purchase transactions for Residential;

•	maintaining or increasing financing capability and liquidity for Residential; and

•	maintaining REIT compliance for Residential, and corporate governance and regulatory compliance for AAMC.

Equity Incentive Plan

Prior to our separation from Altisource, our prior Board of Directors and Altisource, as AAMC’s sole stockholder, approved and implemented the 2012 Equity Incentive Plan. The purpose of the 2012 Equity Incentive Plan is to provide additional incentives to key employees, Directors and other key individuals to make extraordinary contributions to the Company, to assist with the retention of key employees, Directors and other key individuals and to align their interests with the interests of our stockholders. The 2012 Equity Incentive Plan is administered by the Compensation Committee, who authorizes the award of restricted stock, options, stock appreciation rights, stock purchase rights or other equity-based awards to our employees. Options awarded under the 2012 Equity Incentive Plan, if any, may be either “incentive stock options” as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee. Currently, other than restricted stock awards with vesting terms, the Compensation Committee does not expect to grant any options, stock appreciation rights, stock purchase rights or other equity based awards under the 2012 Equity Incentive Plan.

Each restricted stock award granted under the 2012 Equity Incentive Plan is, and will be, evidenced by a written award agreement between the participant and us, which describes the award and states the terms and conditions to which the award is subject. If any shares subject to award are forfeited or if any award terminates, expires or lapses without being exercised, shares of common stock subject to such award will again be available for future award.

Our restricted shares of common stock vest subject to the achievement of stock performance hurdles AAMC, generally related to the performance of AAMC stock price since the date of grant.

If an award recipient’s service with AAMC or any of its affiliates is terminated prior to full vesting of the restricted stock, then the award recipient will forfeit all unvested restricted stock to AAMC, except that if (i) an award recipient’s service is terminated either by us (or an affiliate) without cause or due to death or disability and (ii) a performance hurdle has already been achieved or is achieved within ninety days of termination, unvested stock for the corresponding tranche will continue to vest; provided that the recipient was employed by AAMC or its affiliates for at least two years prior to termination.

Any future awards of restricted stock by us may be subject to vesting requirements determined from time to time by the Compensation Committee, which may be different from or similar to the vesting requirements set forth above.

In line with the objectives of our compensation philosophy, on October 8, 2014, Mr. Lowe was granted 21,898 restricted shares of common stock with an aggregate grant date fair value of $14,399,269 and on February 17, 2015, Mr. Ellison was granted 44,132 restricted shares of common stock with an aggregate grant date fair value of $7,989,524. On December 31, 2015, in light of market conditions and to better incentivize Messrs. Ellison and Lowe due to the significant drop in the market value of their unvested shares of restricted stock (the market value of the restricted stock granted to Mr. Ellison dropped from $7,989,524 at the grant date to $731,782 as of December 31, 2105 and the market value of the restricted stock granted to Mr. Lowe dropped from $14,399,269 at the grant date to $341,281 as of December 31, 2015), the Compensation Committee determined to amend the vesting price performance hurdles for their restricted stock as more fully described in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End” on pages 27-28 below. As a result of these amendments, the market value of the 44,132 shares and 21,898 shares restricted stock held by Mr. Ellison and Mr. Lowe as of December 31, 2015 increased by $22,066 and $32,681, respectively, to $753,848 and $373,963, respectively. In connection with these amendments, AAMC took a non-cash charge as of December 31, 2015 in the aggregate amount of $54,747 to reflect the increase in market value of their restricted stock as of the amendment date.

Stock Ownership Policies

Although we do not have stock ownership requirements, our philosophy is that equity ownership by our Directors and executives is important to attract, motivate, retain and to align their interests with the interests of our stockholders.  The Compensation Committee believes that our various equity incentive plans are adequate to achieve this philosophy. We also maintain an insider trading policy detailing our trading window period for Directors, executive officers and other employees.

Other Compensation

The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, which are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Potential Payments upon Termination or Change in Control

Below is a description of the amounts payable to each executive officer, assuming the executive’s employment had terminated under various scenarios as of December 31, 2015 (the last business day of fiscal year 2015). Due to the number of factors that affect the nature and amount of any benefits under the various scenarios, actual amounts paid or distributed may be different.

Under our employment arrangements with each of Messrs. Ellison, Lowe, Gray and Najour, in the event that his employment is terminated by us without “cause,” he may receive severance benefits of up to six months’ base salary. In these instances, we would also pay standard relocation costs to relocate the executive to his previous domicile prior to being relocated to the U.S. Virgin Islands. If any of our executives’ employment is terminated for cause, his employment may be terminated without notice and with no liability to make any further payment to him, other than amounts accrued and unpaid as of the date of his termination.

In order to obtain the benefits provided under each executive’s termination provisions, the executive would first be required to execute a release of claims with us that will include a waiver and release of any and all claims he may have against us. As of December 31, 2015, the separation payment each executive would have received upon termination, other than for cause, based on a six-month separation payment, would have been $225,000 for Mr. Ellison, $225,000 for Mr. Lowe, $175,000 for Mr. Gray and $103,075 for Mr. Najour, as well as six months of medical insurance benefits for continued medical insurance benefits with a value of approximately $16,435 for Mr. Ellison, $7,880 for Mr. Lowe, $10,368 for Mr. Gray and $12,005 for Mr. Najour.

The Compensation Committee may in its discretion revise, amend or add to the benefits of each executive officer.

None of our executive officers currently has an arrangement in which they would be entitled to a payment on a change of control, other than payments for termination described above to the extent the surviving party in a change of control transaction assumes the employment arrangements described above.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 18 through 26 of this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
April 22, 2016	Dale Kurland, Chair
Ricardo C. Byrd, Director
Nathaniel Redleaf, Director

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our named executive officers for the fiscal years 2013, 2014 and 2015.

Name and Principal Position	Year	Salary (1)		Stock Awards (2)	Non-Equity Incentive Compensation (3)	All Other Compensation (4)		Total
George G. Ellison Chief Executive Officer	2013	$—		$—	$—	$—		$—
	2014	—		—	—	—		—
	2015	398,077	(5)	8,011,048	675,000	89,844	(6)	9,173,969
Robin N. Lowe Chief Financial Officer	2013	$—		$—	$—	$—		$—
	2014	95,192	(7)	14,399,269	283,562	58,692	(8)	14,836,715
	2015	450,000		32,682	550,000	117,555	(8)	1,150,237
Stephen H. Gray General Counsel and Secretary	2013	$248,000		$—	$186,200	$143,514	(10)	$577,714
	2014	248,000		—	164,920	130,464	(10)	543,384
	2015	328,863	(9)	—	250,000	270,887	(10)	849,750
Kenneth D. Najour Chief Accounting Officer	2013	$166,506	(11)	$556,665	$181,670	$81,155	(12)	$985,996
	2014	206,150		—	131,421	95,873	(12)	433,444
	2015	206,150		—	131,421	253,940	(12)	591,511
Ashish Pandey Former Executive Chairman and Former Chief Executive Officer	2013	$325,000		$—	$438,750	$113,857	(14)	$877,607
	2014	339,583	(13)	—	412,500	145,918	(14)	898,001
	2015	175,000	(13)	—	—	32,900	(14)	207,900
__________________

(1)	Represents amounts paid by AAMC in the corresponding year.

(2)
Represents the grant date fair value of restricted shares of our common stock, which grants are subject to the vesting conditions described in “Compensation Discussion and Analysis - Equity Incentive Plan.” The grant dates for the restricted shares were as follows: Mr. Ellison - February 17, 2015; Mr. Lowe - October 8, 2014 and Mr. Najour - March 5, 2013. Mr. Pandey forfeited 23,372 restricted shares upon his resignation in June 2015. We determined the grant date fair value of these stock awards using a Monte Carlo simulation valuation methodology. The fair value amount in 2015 for Mr. Ellison’s stock awards includes $22,066 related to the December 31, 2015 amendment of his restricted stock agreement to adjust the stock performance hurdles for vesting of his restricted stock described above under “Equity Incentive Plan.” The $32,682 fair value amount in 2015 for Mr. Lowe consists of the December 31, 2015 amendment of his restricted stock agreement to adjust the stock performance hurdles for vesting of his restricted stock described above under “Equity Incentive Plan.”

(3)
Consists of the cash annual incentive compensation related to performance measures satisfied in each year and awarded in the first quarter of the following year - for example, non-equity incentive compensation earned in 2015 was paid in March.

(4)
Consists of contributions from AAMC to each executive officer for relocation expenses; as applicable; supplemental living expenses; car allowances, as applicable; education allowances, as applicable; travel allowances and medical benefits as detailed below.

(5)	The amount provided in 2015 represents Mr. Ellison’s base salary of $450,000 prorated for the period from February 17, 2015 to December 31, 2015.

(6)
The amount in 2015 includes $71,629 for expenses relating to Mr. Ellison’s employment in the U.S. Virgin Islands from February 17, 2015 to December 31, 2015, consisting of $61,729 for moving and supplemental living expenses under his relocation package and $9,900 for rental car reimbursement plus $18,215 in medical insurance benefits.

(7)	The amount provided in 2014 represents Mr. Lowe’s base salary of $450,000 prorated for the period of October 8, 2014, his first day of employment with AAMC, through December 31, 2014.

(8)
The amount provided in 2014 includes $58,692 for expenses relating to Mr. Lowe’s employment in the Cayman Islands, consisting of $33,324 for moving expenses, $6,768 for rental car reimbursement, $18,600 for supplemental living expenses under his relocation package plus $3,354 in medical insurance benefits. The amount provided in 2015 includes $105,271 for expenses relating to Mr. Lowe’s employment in the Cayman Islands, consisting of $74,400 for supplemental living and storage expenses under his relocation package and $27,072 for rental car reimbursement, plus $3,799 for Cayman Islands government-required pension benefits and $12,284 in medical insurance benefits.

(9)	The amount provided in 2015 represents Mr. Gray’s increase in base salary to $350,000 for the period of March 15, 2015 to December 31, 2015.

(10)
The amount provided in 2013 includes $128,358 for expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands, consisting of $26,175 for housing expense, $6,247 for rental car reimbursement, $50,857 for moving and supplemental living expenses under his relocation package; $45,079 of education expense for his minor children and $15,156 in medical insurance benefits. The amount provided in 2014 includes $109,907 for expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands, consisting of $71,307 for supplemental living and storage expenses under his relocation package and $38,600 of education expense for his minor children plus $20,557 in medical insurance benefits. The amount provided in 2015 includes $93,457 for expenses relating to Mr. Gray’s employment in the U.S. Virgin Islands, consisting of $54,857 for supplemental living and storage expenses under his relocation package and $38,600 of education expense for his minor children plus $13,887 in medical insurance benefits. The amount provided in 2015 also includes a one-time bonus of $163,543 in October 2015 to Mr. Gray due to an under-withholding of taxes in connection with the vesting of restricted stock of Mr. Gray in 2014 in exchange for Mr. Gray’s returning an aggregate of 118 shares of common stock to the Company, which would have been withheld by the Company at the time of vesting.

(11)	The amount provided in 2013 represents Mr. Najour’s base salary of $206,150 prorated for the period of March 5, 2013, his first day of employment with AAMC, through December 31, 2013.

(12)
The amount provided in 2013 includes $69,788 for expenses relating to Mr. Najour’s employment in the U.S. Virgin Islands, consisting of $60,408 for housing expense, $1,875 for rental car reimbursement and $7,505 for supplemental living expenses under his relocation package plus $11,367 in medical insurance benefits. The amount provided in 2014 includes $75,306 for expenses relating to Mr. Najour’s employment in the U.S. Virgin Islands, consisting of $66,929 for housing expense and $8,377 for rental car reimbursement plus $20,557 in medical insurance benefits. The amount provided in 2015 includes $83,291 for expenses relating to Mr. Najour’s employment in the U.S. Virgin Islands, consisting of $75,791 for housing expense and $7,500 for rental car reimbursement plus $18,838 in medical insurance benefits. The amount provided in 2015 also includes a one-time bonus of $151,811 in October 2015 to Mr. Najour due to an under-withholding of taxes in connection with the vesting of restricted stock of Mr. Najour in 2014 in exchange for Mr. Najour’s returning an aggregate of 149 shares of common stock to the Company, which would have been withheld by the Company at the time of vesting.

(13)
The amount provided in 2014 represents Mr. Pandey’s increase in base salary to $350,000 for the period of June 1, 2014 to December 31, 2014. The amount provided in 2015 represents Mr. Pandey’s base salary of $350,000 prorated from January 1, 2015 to his departure date, June 30, 2015.

(14)
The amount provided in 2013 includes $110,176 for expenses relating to Mr. Pandey’s employment in the U.S. Virgin Islands, consisting of $37,807 for housing expense, $2,106 for rental car reimbursement and $70,263 for moving, tax equalization and supplemental living expenses under his relocation package plus $3,681 in medical insurance benefits. The amount in 2014 includes $139,294 for expenses relating to Mr. Pandey’s employment in the U.S. Virgin Islands, consisting of $48,000 for housing expense, $9,849 for rental car reimbursement and $81,445 for tax equalization and supplemental living expenses under his relocation package plus $6,624 in medical insurance benefits. The amount in 2015 includes $27,330 for expenses relating to Mr. Pandey’s employment in the U.S. Virgin Islands from January 1, 2015 to June 30, 2015, consisting of $24,000 for housing expense, $3,330 for rental car reimbursement plus $5,570 in medical insurance benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of options granted to each of the persons named in the Summary Compensation Table in connection with AAMC’s separation from Altisource on December 21, 2012 and the restricted stock awarded to each of them in 2012, 2013, 2014 or 2015, as applicable. No options to our named executive officers remained outstanding at December 31, 2015 and the number and value of shares of restricted stock that had not vested at December 31, 2015 are provided in columns (g) and (h) below.

	OPTION AWARDS			RESTRICTED STOCK AWARDS
(a)	(b)	(e)	(f)	(g)		(h)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested (2)
George G. Ellison	—	$—	—	44,132	(3)	$757,305
Robin N. Lowe	—	—	—	21,898	(4)	375,770
Stephen H. Gray	—	—	—	4,382	(5)	75,195
Kenneth D. Najour	—	—	—	4,382	(6)	75,195
Ashish Pandey	—	—	—	—	(7)	—

______________

(1)
The number of shares in column (g) represent the awards of restricted stock under AAMC’s 2012 Equity Incentive Plan that remain unvested as follows: (a) Mr. Ellison received 44,132 restricted shares of common stock on February 17, 2015 with a grant date fair value of $7,989,524, all of which remain unvested, (b) Mr. Lowe received 21,898 restricted shares of common stock on October 8, 2014 with a grant date value of $14,399,269, all of which remain unvested (c) Mr. Gray received 8,765 restricted shares of common stock with a grant date fair value of $51,670, of which 2,192 shares vested during 2015, (d) Mr. Najour received 8,765 restricted shares of common stock on March 5, 2013 with a grant date fair value of $556,665, of which 2,192 shares vested during 2015.

(2)	Market value was calculated by multiplying the number of shares in column (g) by $17.16 which was the closing price of AAMC’s common stock as quoted on NYSE MKT on December 31, 2015.

(3)
As Mr. Ellison’s restricted stock agreement was amended on December 31, 2015, Mr. Ellison’s shares will begin to vest in three tranches, subject to the achievement of the following performance hurdles: (A) One third (33.33%) of the shares will begin to vest when the market value of AAMC’s stock hits $34.22 per share; (B) one-half (50%) of the shares will begin to vest when the market value of AAMC’s stock hits $51.33 per share; and (C) one-sixth (16.66%) of the shares will begin to vest when the market value of Company stock hits $68.44 per share. After the performance hurdles for a tranche have been achieved, 25% of the restricted stock in that tranche will vest on each of the first four anniversaries of the date that the performance hurdles for that tranche were met.

(4)
As Mr. Lowe’s restricted stock agreement was amended on December 31, 2015, Mr. Ellison’s shares will begin to vest in three tranches, subject to the achievement of the following performance hurdles: (A) One third (33.33%) of the shares will begin to vest when the market value of AAMC’s stock hits $34.22 per share; (B) one-half (50%) of the shares will begin to vest when the market value of AAMC’s stock hits $51.33 per share; and (C) one-sixth (16.66%) of the shares will begin to vest when the market value of Company stock hits $68.44 per share. After the performance hurdles for a tranche have been achieved, 25% of the restricted stock in that tranche will vest on the first anniversary of the date that the performance hurdles for that tranche were met and 75% of the restricted stock of that tranche will vest on the second anniversary of the date that the performance hurdles for that tranche were met.

(5)
Mr. Gray’s shares have been vesting in accordance with the following schedule: 25% of the shares vest in four equal annual installments commencing on January 11, 2014; 50% of the shares vest in four equal annual installments commencing on April 26, 2014 and 25% of the shares vest in four equal annual installments commencing on May 21, 2014. As of December 31, 2015, one-half of Mr. Gray’s shares of restricted stock remained subject to vesting in 2016 and 2017.

(6)
Mr. Najour’s shares have been vesting in accordance with the following schedule: 25% of the shares vest in four equal annual installments commencing on May 9, 2014; 50% of the shares vest in four equal annual installments commencing on September 24, 2014 and 25% of the shares vest in four equal annual installments commencing on September 26, 2014. As of December 31, 2015, one-half of Mr. Najour’s shares of restricted stock remained subject to vesting in 2016 and 2017.

(7)	Upon Mr. Pandey’s departure as the Executive Chairman on June 30, 2015, he forfeited all 23,372 of his unvested shares of restricted stock.
any.

Option Exercises

In September 2015, Mr. Pandey exercised all 3,003 shares of his options to purchase our common stock. None of our other executive officers had any options to purchase our common stock. Therefore none of our other named executive officers exercised any options during the year ended December 31, 2015.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016. The Audit Committee has further directed that such appointment be submitted for approval by our stockholders at the Annual Meeting.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from our stockholders. To ratify the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016, the affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

Report of the Audit Committee

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) has:

•	Reviewed and discussed with management AAMC’s audited financial statements as of and for the year ended December 31, 2016;

•
Discussed with Deloitte & Touche LLP, AAMC’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AAMC’s annual report on Form 10-K for the year ended December 31, 2016.

Audit Committee:
April 22, 2016	Paul T. Bossidy, Chairman
Dale Kurland, Director
Nathaniel Redleaf, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to AAMC for professional services by Deloitte & Touche LLP with respect to our fiscal year ended December 31, 2015 and 2014:

Category	2015	2014
Audit Fees	$369,436	$342,345
Audit-Related Fees	25,100	33,900
Tax Fees	23,700	15,366
All Other Fees	—	—
Total	$418,236	$391,611

Audit Fees. This category includes the aggregate fees and expenses billed for professional services rendered for the audits of AAMC’s consolidated financial statements for the fiscal year ended December 31, 2015 and 2014, for reviews of the financial statements included in AAMC’s quarterly reports on Form 10-Q during fiscal year 2015 and 2014 and for services that are normally provided by the independent registered public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed for audit-related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.” The Audit-Related Fees in 2015 consist of fees for additional services related to the Company's Exchange Act filings. The Audit-Related Fees in 2014 consist of fees for review of, and issuance of consents related to, the Company’s Form S-3 and S-8 registration statements, internal control-related matters, audits of employee benefit plans and due diligence.

Tax Fees. This category would include the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance and tax planning.

All Other Fees. This category would include the aggregate fees billed for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” We did not incur any such other fees for the years ended December 31, 2015 or December 31, 2014.

The Audit Committee considered the fees paid to Deloitte & Touche LLP for the fiscal year ended December 31, 2015 and determined that the services and fees are compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. For the fiscal year ended December 31, 2015, all fees associated with the independent registered public accounting firm’s services were pre-approved by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

APPROVAL OF THE ADOPTION OF THE 2016 EMPLOYEE PREFERRED STOCK PLAN
(Proposal Three)

Our Board of Directors, upon the recommendation of the compensation committee, has adopted the 2016 Employee Preferred Stock Plan for employees who are U.S. Virgin Islands residents (the “2016 Preferred Stock Plan”), subject to approval of our stockholders. The full text of the 2016 Preferred Stock Plan is attached to this Proxy Statement as Appendix A. The following description of the material features of the 2016 Preferred Stock Plan is qualified in its entirety by reference to the text of the 2016 Preferred Stock Plan.

Description of the 2016 Preferred Stock Plan

Purpose. The Company has adopted the 2016 Preferred Stock Plan to induce certain employees to become employed and remain employees of the Company in the U.S. Virgin Islands and any of its future U.S. Virgin Islands subsidiaries, to encourage ownership of shares of one or more series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) in the Company by bona fide U.S. Virgin Islands resident employees and to provide additional incentives for such employees to promote the success of the Company’s business.

Administration. Unless otherwise determined by the Board of Directors, the 2016 Preferred Stock Plan will be administered by a committee of the Board of Directors, which shall initially be the Compensation Committee (the “Committee”). Members of the Committee must be (i) “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (ii) “independent directors” under rules adopted by the principal exchange on which our shares of common stock are listed and (iii) to the extent applicable, “outside directors” under Section 162(m) of the Internal Revenue Code.

The Committee has complete, full and final authority to: designate participants; determine the types of allocations of Preferred Stock (“Allocations”); determine the numbers of shares of Preferred Stock to be awarded under each Allocation; interpret and administer the 2016 Preferred Stock Plan and any agreements and Allocations thereunder; prescribe forms of each Preferred Stock Agreement (each, an “Allocation Agreement”); adopt, amend, suspend, waive and rescind such rules and regulations as are necessary or advisable to administer the 2016 Preferred Stock Plan; correct any defect, supply any omission, reconcile any inconsistency, resolve any ambiguity and construe and interpret the 2016 Preferred Stock Plan and rules, regulations, Allocation Agreements and other instruments and awards entered into thereunder, make all other decisions and determinations required under the 2016 Preferred Stock Plan or deemed necessary or advisable for the administration of the 2016 Preferred Stock Plan; and make filings and take actions required by appropriate state, regulatory and governmental agencies.

The Committee may delegate to officers, managers and/or agents of the Company and its subsidiaries the authority to perform administrative and other functions under the 2016 Preferred Stock Plan, subject to terms determined by the Committee and applicable legal and regulatory requirements.

Shares Subject to 2016 Preferred Stock Plan. Awards may be granted under the 2016 Preferred Stock Plan in a maximum number of 100,000 shares of our Preferred Stock, subject to adjustment as provided under the 2016 Preferred Stock Plan. This share reserve will be reduced by the number of shares of our Preferred Stock subject to outstanding Allocations. If all or a portion of an Allocation is forfeited, terminated or paid in a form other than shares of our Preferred Stock, then the shares subject to that Allocation or portion thereof will again be available for issuance under the 2016 Preferred Stock Plan. The share reserve may consist, in whole or in part, of authorized and unissued shares of our Preferred Stock in any series of Preferred Stock, including mandatorily repurchased shares of our Preferred Stock upon departure, for any reason, of any employee who received an Allocation of Preferred Stock under the 2016 Preferred Stock Plan.

Eligible Participants. Awards under the 2016 Preferred Stock Plan may be granted only to employees of AAMC or any of its U.S. Virgin Islands subsidiaries who are bona fide residents of the U.S. Virgin Islands. The reason for this is that only U.S. Virgin Islands resident employees are entitled to receive the tax benefits of receiving shares of Preferred Stock, including, in particular, the tax benefits on dividends, if any, declared and paid on the shares of Preferred Stock to such U.S. Virgin Islands resident employees.

Allocations of Preferred Stock under the 2016 Preferred Stock Plan

General. Allocations of Preferred Stock in one or more series may be granted to eligible participants in the form of restricted shares of Preferred Stock. Each Participant who shall be allocated shares of Preferred Stock under an Allocation shall purchase the shares of Preferred Stock from the Company at a purchase price of $10.00 per share, or such person shall have allocated to their taxable income in the pay period in which they received the Preferred Stock in the amount of $10.00 per allocated share. Failure by a Participant to purchase and pay for, or have allocated to him or her income equal to $10.00 per share of allocated Preferred Stock for, all of the shares of Preferred Stock allocated to him or her within thirty days after he or she shall have been given written notice of such allocation shall result in a cancellation of such allocation and he or she shall no longer have the right to purchase the same under the 2016 Preferred Stock Plan.

Restrictions on Shares of Preferred Stock Allocated under the 2016 Preferred Stock Plan. Except as otherwise provided in the 2016 Preferred Stock Plan, the shares of Preferred Stock allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated for any reason, other than sales of the shares of Plan Preferred Stock back to the Company upon termination of his or her employment for any reason. These stock restrictions shall remain in full force and effect for the entire life of the 2016 Preferred Stock Plan.

If the Participant to whom shares of Preferred Stock have been allocated as of any Allocation date leaves the employ of AAMC and any of its U.S. Virgin Islands subsidiaries for any reason, he or she shall be obligated to redeliver such shares of Preferred Stock to AAMC immediately and AAMC shall pay to him or her, in redemption of such shares, an amount equal to the price paid by the Participant or allocated to him or her by the Company for such shares of Preferred Stock.

Upon issuance of the certificate or certificates for the shares of Preferred Stock in the name of a Participant, the Participant shall thereupon be a stockholder with respect to all the shares of Preferred Stock represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares of Preferred Stock, including the right to receive all dividends paid with respect to such shares of Preferred Stock.

Restrictions on Transferability of Preferred Stock. Each Participant receiving shares of Preferred Stock shall (a) agree that such shares of Preferred Stock shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the 2016 Preferred Stock Plan, (b) represent and warrant to the Company that he or she is acquiring such shares of Preferred Stock for investment for his or her own account, and, in any event, that he or she will not sell or otherwise dispose of said shares other than sales back to AAMC upon termination of his or her employment for any reason. The foregoing agreement, representation and warranty shall be contained in a Preferred Stock Allocation Agreement which shall be delivered by the Participant to AAMC. The Committee shall adopt, from time to time, such rules with respect to the 2016 Preferred Stock Plan as it deems appropriate and failure by a Participant to comply with such rules shall result in the termination of any allocated shares of Preferred Stock to such Participant.

Adjustment Provisions. In the event that a dividend shall be declared upon the Preferred Stock payable in shares of the Preferred Stock, the number of shares of the Preferred Stock then subject to any Preferred Stock Allocation Agreement and the number of shares of the Preferred Stock reserved for issuance in accordance with the provisions of the 2016 Preferred Stock Plan but not yet issued shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Preferred Stock shall be changed into or exchanged for a different number or kind of shares of Preferred Stock or other securities of AAMC or of another U.S. Virgin Islands corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which AAMC is the surviving corporation, then, there shall be substituted for each share of the Preferred Stock then subject to a Preferred Stock Allocation Agreement and for each share of the Preferred Stock reserved for issuance in accordance with the provisions of the 2016 Preferred Stock Plan but not yet issued, the number and kind of shares of stock or other securities into which each outstanding share of the Preferred Stock shall be so changed or for which each such share shall be exchanged.

In the event of any other change in or conversion of our Preferred Stock subject to the 2016 Preferred Stock Plan, the Committee may adjust the outstanding awards and other amounts provided in the 2016 Preferred Stock Plan in order to prevent the dilution or enlargement of rights of participants.

Change of Control. In the event of a change of control of AAMC, unless otherwise provided in an award agreement, the Committee may adjust terms and conditions of outstanding Allocations, including by providing for (i) continuation or assumption of outstanding Allocations, (ii) substitution of outstanding Allocations for new Allocations, and/or (iii) in a transfer of all or substantially all of AAMC’s outstanding shares of Preferred Stock issued under the 2016 Preferred Stock Plan for cash, providing for cancellation of outstanding Allocations for cash, shares, other property or a combination having fair value (as determined by the Committee) equal to such Allocations.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2016 Preferred Stock Plan without the consent of stockholders or participants. However, without stockholder approval, no such action may be made if stockholder approval is required by any law or regulation or by the rules of any stock exchange on which the Company’s shares of common stock are listed, or if the Board of Directors in its discretion determines that obtaining stockholder approval is for any reason advisable. Furthermore, without the written consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of the 2016 Preferred Stock Plan may materially and adversely affect the rights of such Participant under any outstanding Allocation.

The Committee may, consistent with the terms of the 2016 Preferred Stock Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any outstanding award, prospectively or retrospectively. However, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any award may materially and adversely affect the rights of such participant under any outstanding Allocation. Furthermore, other than pursuant the adjustment provisions of the 2016 Preferred Stock Plan, the Committee may not without stockholder approval take any action with respect to an Allocation of Preferred Stock that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which AAMC’s shares of common stock or preferred stock are listed.

Withholding . To the extent required by law, a participant must make arrangements for the satisfaction of withholding tax obligations, if any, that arise in connection with an Allocation. The Company is not required to issue any shares of Preferred Stock or make any other payment under the 2016 Preferred Stock Plan until such obligations are satisfied. The Company may withhold from any award granted or any payment due under the 2016 Preferred Stock Plan amounts of withholding taxes due with respect to an Allocation, to the extent of any income deemed received by the employee over the $10.00 per share purchase price, its exercise or any payment thereunder, and to take such other actions as are necessary or advisable to satisfy tax payment obligations, including withholding or receiving shares of Preferred Stock, Allocations or other property and making cash payments in respect thereof in satisfaction of tax obligations. Any shares of Preferred Stock that are so withheld would not be available for future awards under the 2016 Preferred Stock Plan.

Effective Date and Term. The 2016 Preferred Stock Plan will become effective on May 26, 2016, assuming our stockholders approve the 2016 Preferred Stock Plan at the Annual Meeting. Such adoption must be approved by a majority of the votes cast at a duly held meeting of the Company’s common stockholders at which a quorum representing a majority of the outstanding voting stock of the Company is present and voting (whether in person or by proxy). No Allocation of Preferred Stock under the 2016 Preferred stock Plan may be made unless and until such stockholder approval is obtained. In the event such stockholder approval is not obtained, there will be no Allocations of Preferred Stock under the 2016 Preferred Stock Plan and any Allocations that may have granted under the 2016 Preferred Stock Plan will automatically be deemed void and of no effect.

Certain U.S. Virgin Islands Income Tax Consequences . The following is a brief description of certain U.S. Virgin Islands income tax consequences that will generally apply to Allocations of Preferred Stock to bona fide U.S. Virgin Islands residents under the 2016 Preferred Stock Plan based on current tax law. This summary is not intended to be exhaustive, and, among other things, it does not address any Federal U.S., local (non-U.S. Virgin Islands territorial) and other tax consequences. Participants should not rely on this discussion for individual tax advice, as each Participant’s situation and the tax consequences of Allocations and dividends thereon and disposing of the underlying shares of Preferred Stock to the Company will vary depending upon the specific facts and circumstances involved. Each Participant is advised to consult with his or her own tax advisor.

Each Participant who receives an allocation of Preferred Stock under the 2016 Preferred Stock Plan will not be taxed upon the allocation of such Preferred Stock if the Participant pays the $10.00 per share of Preferred Stock allocated to him or her. The Company has retained the services of Murray Devine & Co. Inc. to value the shares of Preferred Stock to be allocated to a Participant. Based on the terms of the 2016 Preferred Stock Plan, including the transfer restrictions, the discretionary nature of dividends that can be declared and the possibility that no such dividends are declared on the Preferred Stock, and the fact that the Participant must re-sell the shares of Preferred Stock back to the Company at $10.00 per share upon his or her termination of employment for any reason, Murray Devine has provided advice that the value of the shares of Preferred Stock to be issued under the 2016 Preferred Stock Plan will have a value of approximately $11.78 per share if such shares were granted as of April 11, 2016, although the actual value of Preferred Stock actually granted may be different depending on a number of factors, including, but not limited to, the Company’s market valuation as of the date of grant, continuing operating results and other related factors. Therefore, there may be additional value received by each Participant upon an Allocation in addition to the $10.00 per share will be received by the Participants depending on the facts and circumstances on each Allocation date. In the event the Participant does not pay the $10.00 per share of Preferred Stock Allocated to him or her, the Participant will be taxed in U.S. Virgin Islands applicable tax rates on the value of $10.00 per share plus any additional value of the shares of Preferred Stock on each Allocation date.

In the event a Participant qualifies as a bona fide U.S. Virgin Islands resident or a U.S. Virgin Islands resident for income tax purposes, the Participant will receive a 90% tax credit against the tax otherwise due on all dividends declared and paid on the Preferred Stock allocated to him or her under the 2016 Preferred Stock Plan. The U.S. Virgin Islands tax rates are identical to the U.S. Federal Income Tax rates under the Internal Revenue Code, since the U.S. Virgin Islands uses a mirror code to the Internal Revenue Code. Under the Internal Revenue Code, dividends are taxed at a maximum rate of 20%, so the 90% tax credit would be applicable to the 20% tax amount ordinarily payable on the dividend amount received. For Illustrative purposes, if a bona fide U.S. Virgin Islands resident or a U.S. Virgin Islands resident for income tax purposes receives a dividend in a taxable year of $100,000, the tax on the dividend would be 20%, or $20,000, and the Participant would receive a 90% tax credit on such $20,000 tax amount. In this example, the U.S. Virgin Islands resident Participant’s tax on such dividend would be $2,000.

New Plan Benefits

Subject to approval of our stockholders at the Annual Meeting and the approval of the holders of at least a majority of the Series A Preferred Stock of the Company, Allocations of Preferred Stock are expected to be made to our executive officers and employees who are U.S. Virgin Islands residents under the 2016 Preferred Stock Plan. Such allocations are discretionary and undetermined at this time. No equity or equity-based awards have previously been made by us to executive officers or employees under any other compensatory plan or arrangement, other than the awards to executive officers and employees under the Company’s 2012 Equity Incentive Plan as described above in “Executive Compensation.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 2016 PREFERRED STOCK PLAN

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a policy and procedure for the review, approval and monitoring of transactions involving AAMC and related persons (Directors and named executive officers or their immediate family members or stockholders owning 5% or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics, which is available at www.altisourceamc.com. The policy and procedures are not limited to related person transactions that meet the threshold for disclosure under the relevant SEC rules as the policies and procedures broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves a conflict of interest is to be immediately disclosed to the Company’s General Counsel who, in consultation with management and the Audit Committee chair and with outside counsel, as appropriate, must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chair of the Audit Committee if any such situation requires notice to or approval of the Audit Committee of the Board of Directors.

Related persons are required to obtain the approval of the Audit Committee of the Board of Directors for any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including, but not limited to, (i) whether the transaction is in the best interests of AAMC; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to AAMC.

Through January 16, 2015, William C. Erbey served as our Chairman as well as the Executive Chairman of Ocwen, Chairman of Altisource and Chairman of Residential. Effective January 16, 2015, Mr. Erbey stepped down as the Executive Chairman of Ocwen and Chairman of each of us, Altisource and Residential and is no longer a member of the Board of Directors for any of these companies. Accordingly, Ocwen and Altisource are no longer related parties of AAMC.

Relationship with Residential

Asset Management Agreement with Residential

On December 21, 2012, we entered into the Original AMA. On March 31, 2015, we entered into the New AMA with Residential and its subsidiary, Altisource Residential, L.P.

Terms of the New AMA

The New AMA, which became effective on April 1, 2015, provides for a new management fee structure which replaces the incentive fee structure under the Original AMA as follows:

•
Base Management Fee. We are entitled to a quarterly base management fee equal to 1.5% of the product of (i) Residential’s average equity invested capital for the quarter multiplied by (ii) 0.25, while Residential has fewer than 2,500 single family rental properties actually rented (“Rental Properties”). The Base Management Fee percentage increases to 1.75% of equity invested capital while Residential has between 2,500 and 4,499 Rental Properties and increases to 2.0% of equity invested capital while Residential has 4,500 or more Rental Properties;

•
Incentive Management Fee. We are entitled to a quarterly Incentive Management Fee equal to 20% of the amount by which Residential’s return on invested capital (based on AFFO, defined as Residential’s net income attributable to holders of common stock calculated in accordance with GAAP plus real estate depreciation expense minus recurring capital expenditures on all of our real estate assets owned) exceeds an annual hurdle return rate of between 7.0% and 8.25% (depending on the 10-year treasury rate). The Incentive Management Fee increases to 22.5% while Residential has between 2,500 and 4,499 Rental Properties and increases to 25% while Residential has 4,500 or more Rental Properties; and

•	Conversion Fee. We are entitled to a quarterly conversion fee equal to 1.5% of the market value of the single-family homes leased by Residential for the first time during the quarter.

Residential has the flexibility to pay up to 25% of the incentive management fee to AAMC in shares of its common stock.

Under the New AMA, we will continue to be the exclusive asset manager for Residential for an initial term of 15 years from April 1, 2015, with two potential five-year extensions, subject to Residential achieving an average annual return on invested capital of at least 7% under our management. Under the New AMA, Residential will not be required to reimburse AAMC for the allocable compensation and routine overhead expenses of our employees and staff, all of which will now be covered by the Base Management Fee described above.

Neither party is entitled to terminate the New AMA prior to the end of the initial term, or each renewal term, other than termination by (a) Residential and/or AAMC “for cause” for certain events such as a material breach of the New AMA and failure to cure such breach, (b) Residential for certain “good reason events” such as its failure to achieve a return on invested capital of at least 7% for two consecutive fiscal years after the third anniversary of the New AMA, and (c) Residential in connection with certain change of control events.

In connection with the entry into the New AMA, we paid $2,000,000 to Residential towards certain costs related to the New AMA and the termination of the Original AMA.

Under the terms of the New AMA, we accrued $13,935,000 in Base Management Fees and $1,037,000 of Conversion Fees payable by Residential for the year ended December 31, 2015. No Incentive Management Fee under the New AMA was payable to us during 2015 because our return on invested capital (as defined in the New AMA) for the three quarters covered by the new AMA was below the required hurdle rate.

Terms of the Original AMA

Under the original AMA, AAMC provided substantially the same services to us as under the New AMA but with the following fee and other structures:

Incentive Management Fees

Under the Original AMA, Residential paid us a quarterly incentive management fee as follows:

(i)
2% of all cash available for distribution by us to our stockholders and to AAMC as an incentive management fee, which we refer to as “available cash,” until the aggregate amount per share of available cash for the quarter (based on the average number of shares of our common stock outstanding during the quarter), which we refer to as the “quarterly per share distribution amount,” exceeds $0.161, then

(ii)	15% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.193, then

(iii)	25% of all additional available cash for the quarter until the quarterly per share distribution amount exceeds $0.257, and thereafter

(iv)	50% of all additional available cash for the quarter.

Residential distributed any quarterly distribution to its stockholders after the application of the incentive management fee payable to us. Residential and we agreed that the first quarter management fees payable to us for the first quarter of 2015 would be $14,900,000, which was the average of the estimated amounts payable under Original AMA and that would have been payable under the New AMA. Of $14,900,000 paid for the first quarter, we reimbursed Residential $6,906,000 because Residential’s annual dividend was less than a projected $2.20 per share annual dividend estimated in the calculation of the fee for the first quarter of 2015. As a result, under the terms of the Original AMA, we accrued $7,994,000 in incentive management fees payable to us for the year ended December 31, 2015.

Expense reimbursement

Under the Original AMA, Residential was required to reimburse us for the (i) direct and indirect expenses we incurred or payments it made on Residential’s behalf, including, but not limited to, the allocable compensation and routine overhead expenses of our employees and staff and (ii) all other reasonable operating and overhead expenses we incurred related to the services we provided to Residential.

For the year ended December 2015, Residential reimbursed us for expenses under the Original AMA in the amount of $750,000.

Termination

Residential did not pay us any termination fee in connection with the termination of the Original AMA and entry into the New AMA.

NewSource Investment; Residential Investment in NewSource and subsequent Divestiture

On October 17, 2013, we invested $2,000,000 in the voting common stock of our wholly-owned subsidiary, NewSource Reinsurance Company Ltd. (“NewSource”), an insurance and reinsurance company focused on real estate related insurance products in Bermuda. On October 17, 2013, Residential also invested we invested $18.0 million in the non-voting preferred stock of NewSource.

On September 14, 2015, we made a contribution of an additional $5,000,000 to the surplus capital of NewSource, and NewSource completed the repurchase of all of Residential’s shares of non-voting preferred stock for aggregate proceeds of $18.0 million, which was the aggregate par value of the shares being repurchased. Until September 10, 2015, Residential was eligible to receive a 12% annual cumulative preferred dividend on its investment. In connection with the repurchase of the NewSource preferred stock, NewSource also paid to Residential the accrued but unpaid dividend on its preferred shares from January 1, 2015 through September 10, 2015, of an aggregate of $1.5 million.

Agreements with Altisource

Support Services Agreement

Under the support services agreement, Altisource may provide services to us in such areas as human resources, vendor management operations, corporate services, consumer psychology, legal, tax, compliance and other support services where we may need assistance and support. The support services agreement provides generally that Altisource will undertake to provide the support services in a manner generally consistent with the manner and level of care with which such service, if any, was performed or provided prior to our separation from Altisource. The term of the support services agreement was two years with automatic one-year renewals, but may be terminated earlier under certain circumstances including a default. The fees for all support services provided pursuant to the support services agreement is based on the fully-allocated cost of providing the service or, with respect to statements of work entered into under the support services agreement, the amount set forth therein. “Fully-allocated cost” means, with respect to the provision of a “service,” the all-in cost of providing such service, including direct charges and allocable amounts reflecting compensation and benefits, technology expenses, occupancy and equipment expense and third-party payments (but not taxes incurred in connection therewith). Altisource will be required to submit statements of account on a monthly basis with respect to all amounts payable by us, setting out the support services provided and the amount billed as a result of providing such support services.

The total fees incurred by us under this agreement will be dependent on our business activity and the level of services required in connection therewith. In the event our asset management agreement with Residential expires or is terminated, the support services agreement will terminate within 30 days.

Trademark License Agreement

Under the trademark license agreement, Altisource granted us a non-exclusive, non-transferable, non-sublicensable, royalty free license to use the name “Altisource.” The agreement has no specified term and may be terminated by either party upon 30 days written notice, with or without cause. In the event that this agreement is terminated, all rights and licenses granted thereunder, including, but not limited to, the right to use “Altisource” in our name will terminate.

In the event our asset management agreement with Residential expires or is terminated, the trademark license agreement will terminate within 30 days.

Technology Services Agreement

Under the technology products and services agreement, Altisource provides us with the use of certain technology systems and services. The technology products and services agreement generally provides that Altisource will undertake to provide the technology systems and services in a manner generally consistent with the manner and level of care with which such technology systems and services, if any, were performed or provided prior to the separation. The technology products and services agreement has a term of 15 years but may be terminated earlier under certain circumstances including a default. We expect that all services provided pursuant to the technology products and services agreement will be based on the fully-allocated cost of providing the service.

The total fees incurred by us under this agreement are dependent upon our business activity and the level of services required in connection therewith.

Agreements with Ocwen

Support Services Agreement

Under the support services agreement, Ocwen provided services to us in such areas as business consulting with respect to purchases of assets for clients, capital markets, quantitative asset analytics, compliance and other support services where we may need assistance and support. The support services agreement is terminable at will by either party upon 30 days prior notice. The fees for all support services provided pursuant to the support services agreement will be based on the fully-allocated cost of providing the service or, with respect to statements of work entered into under the support services agreement, the amount set forth therein. “Fully-allocated cost” means, with respect to the provision of a “service,” the all-in cost of providing such service, including direct charges and allocable amounts reflecting compensation and benefits, technology expenses, occupancy and equipment expense and third-party payments (but not taxes incurred in connection therewith). The Ocwen support services agreement was terminated in February 2016.

Aircraft Time Sharing Agreement with Ocwen

On November 15, 2013, we entered into an Aircraft Time Sharing Agreement, or the “Timeshare Agreement,” with Ocwen pursuant to which Ocwen will make its corporate plane available to us for business-related travel from time to time. Under the Time Sharing Agreement, Ocwen agreed to provide us, on a time sharing basis, access to its plane in consideration of our reimbursement to Ocwen of the sum of its direct expenses of operating the plane plus an additional charge equal to 100% of such expenses. The amounts actually charged to us in any period will directly correlate to our use of the aircraft in each period, which will vary depending on our business needs. In 2015 none of our Directors, officers or employees utilized the Ocwen corporate plane, and no fees were payable by us under the Timeshare Agreement. The Timeshare Agreement was terminated in February 2016.

Equity Plans

Options Granted in Separation from Altisource

In connection with our separation from Altisource in December 2012, we adopted the 2012 Equity Plan and the 2012 Special Equity Incentive Plan. In order to effect the exchange ratio in connection with the separation, we issued options to purchase 242,771 shares of our common stock with a weighted average exercise price of $1.52 per share at December 31, 2012 under the 2012 Equity Plan to Altisource employees holding Altisource stock options immediately prior to the separation and receiving shares of common stock in the separation from Altisource, including options to purchase 3,003 shares to Mr. Pandey that were exercised by Mr. Pandey in September 2015 and options to purchase 89,972 shares to Mr. Erbey that expire on varying dates between January 2015 and July 2018. Mr. Erbey exercised all options that would have expired prior to their expiration dates, and as of January 1, 2015, had 83,427 remaining exercisable options. We also issued options to purchase 63,053 shares of our common stock with a weighted average exercise price of $0.75 per share at December 31, 2012 under the Special Option Plan to non-employee holders of Altisource stock options. These options expire on the same dates as they expired under the Altisource plans. Because the options were granted as part of the separation to holders of Altisource stock options, no share-based compensation related to these options is included in our consolidated financial statements appearing in our Annual Report on Form 10-K. No additional shares of common stock are issuable under the 2012 Equity Plan other than shares of restricted stock issuable to our Directors and employees. No additional shares of common stock are issuable under the 2012 Special Equity Incentive Plan.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder desires to have included in our proxy materials, pursuant to SEC Rule 14a-8, relating to our Annual Meeting of Stockholders for next year, which is expected to be held on or about May 25, 2017, must be received not later than December 30, 2016. A proposal must comply with Rule 14a-8 and the SEC’s proxy rules. In accordance with Rule 14a-8, this deadline could change if next year’s Annual Meeting of Stockholders date is held sooner or later.

Stockholder proposals and director nominations for the 2017 Annual Meeting of Stockholders should be directed to our Corporate Secretary at 36C Strand Street, Christiansted, United States Virgin Islands 00820.

We did not receive notice of any stockholder proposals relating to the 2016 Annual Meeting of Stockholders.  If any other matters properly come before the 2016 Annual Meeting of Stockholders, the persons designated as proxies intend to vote in accordance with their discretion on such matters.

ANNUAL REPORTS

A copy of our annual report to stockholders on Form 10-K for the year ended December 31, 2015 was made available to stockholders on February 29, 2016. The annual report can be found on our website www.altisourceamc.com under “Shareholders - Financial Information.”

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2015, required to be filed by us with the SEC under the Exchange Act. Such requests should be directed to Investor Relations at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820.

OTHER MATTERS

Proxies may be solicited on behalf of the Board of Directors by mail or electronic means. If a solicitor is retained, we will pay the solicitation costs. Copies of the annual report for 2015 and this proxy statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) “FOR” each of the nominees for Director; (2) “FOR” approval of the appointment of Deloitte & Touche LLP to be our independent registered public accounting firm for 2016 and (3) “FOR” the approval of the adoption of the Company’s 2016 Employee Preferred Stock Plan. Should any matter not described above be properly presented at the meeting, each proxy received will be voted in accordance with the discretion of the persons appointed as proxies.

If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2015 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one (1) or more of the stockholders. Stockholders at an address to which a single copy of this proxy statement and our 2015 annual report was sent may request a separate copy by contacting Investor Relations at Altisource Asset Management Corporation, 36C Strand Street, Christiansted, United States Virgin Islands 00820, or by calling our Secretary at (770) 644-7450. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

ALTISOURCE ASSET MANAGEMENT CORPORATION
36C STRAND STREET
CHRISTIANSTED, VI 00820

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A George G. Ellison	☐	☐	☐
1B Paul T. Bossidy	☐	☐	☐
1C Ricardo C. Byrd	☐	☐	☐
1D Dale Kurland	☐	☐	☐
1E Nathaniel Redleaf	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
3. Proposal to approve the Company's 2016 Employee Preferred Stock Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000290374_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10K are available at www.proxyvote.com

ALTISOURCE ASSET MANAGEMENT CORPORATION
Annual Meeting of Stockholders
May 26, 2016 9:00 AM AST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) George G. Ellison and Robin N. Lowe, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALTISOURCE ASSET MANAGEMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time on May 26, 2016 at the Buccaneer Hotel, 5007 Estate Shoys, Christiansted, USVI 00820, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000290374_2 R1.0.1.25

APPENDIX A

ALTISOURCE ASSET MANAGEMENT CORPORATION
2016 EMPLOYEE PREFERRED STOCK PLAN
(As Adopted by the Board of Directors on April 14, 2016)

SECTION 1. PURPOSE

1.01
The purpose of this 2016 Employee Preferred Stock Plan (the “Plan”) is to induce certain employees to remain in the employ of ALTISOURCE ASSET MANAGEMENT CORPORATION (the “Company”) and its present and future United States Virgin Islands (“USVI”) subsidiary corporations (“Subsidiaries”), to encourage ownership of shares in the Company by such USVI employees and to provide additional incentive for such employees to promote the success of the Company’s business.

SECTION 2. DEFINITIONS; CONSTRUCTION

2.01	Definitions. In addition to the terms identified elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used in initial capital letters:

2.01.1    “Allocation” means any grant of Shares under the Plan.

2.01.2    “Board” means the Company’s Board of Directors.

2.01.3
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions

2.01.4
“Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times consist of persons who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” under rules adopted by the principal exchange on which the Shares are listed at the relevant time and (c) to the extent applicable, “outside directors” under Section 162(m) of the Code.

2.01.5	“Change of Control” means

(i)
The date that a reorganization, merger, consolidation, recapitalization, or similar transaction (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii)
The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iii)
The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

2.01.6
“Effective Date” means [•], 2016, the date on which the Plan was approved by the Company’s stockholders. The Plan was approved by the Board on April 14, 2016, subject to the approval of the stockholders.

2.01.7
“Eligible Person” means a natural person who is providing services to the Company or any of its USVI Subsidiaries as an officer or employee of the Company or one of such USVI Subsidiaries and is a resident or intends to be and becomes a resident of the USVI.

2.01.8	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.9	“Participant” means an Eligible Person who has been granted an Allocation under the Plan.

2.01.10
“Preferred Stock” means shares of the preferred stock, par value $0.01 per share, in one or more series of preferred stock that may be authorized and approved by the Board or the Committee from time to time in accordance with the General Corporations Law of the United States Virgin Islands.

2.01.11	“Preferred Stock Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Allocation.

2.01.12
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.13	“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.14	“Shares” means the common stock of the Corporation, par value $0.01 per share, and such other securities of the Corporation as may be substituted for Shares pursuant to Section 8.01 hereof.

2.02    Construction. For purposes of the Plan, the following rules of construction shall apply:

2.02.1	The word “or” is disjunctive but not necessarily exclusive.

2.02.2
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3. ADMINISTRATION

3.01
The Plan shall be administered by the Committee, except with respect to the amendment, modification, suspension or early termination of the Plan, which shall be in the power of the Board. The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)    to designate Participants;

(ii)    to determine the type or types of Allocations to be granted to each Participant;

(iii)
to determine the number of Shares to be granted to a Participant under each Allocation, the number of Shares to which an Allocation will relate, the terms and conditions of any Allocation, and all other matters to be determined in connection with an Allocation;

(iv)	to interpret and administer the Plan and any instrument or agreement relating to, or Allocation made under, the Plan;

(v)	to prescribe the form of each Preferred Stock Agreement, which need not be identical for each Participant;

(vi)	to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(vii)
to correct any defect or supply any omission or reconcile any inconsistency or resolve any ambiguity, and to construe and interpret the Plan, the rules and regulations, any Preferred Stock Agreement or other instrument entered into or Allocation made under the Plan;

(viii)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(ix)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine and applicable legal and regulatory requirements, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or Committee to assist in the administration of the Plan.

SECTION 4. SHARES SUBJECT TO THE PLAN; THE COMMITTEE

4.01
Shares Subject to the Plan. The maximum number of Shares which may be issued and in respect of which Allocations may be granted under the Plan shall be limited to 100,000 Shares of Preferred Stock. The Board or the Committee shall authorize the number and series of Preferred Stock as shall be granted to each Participant from time to time under the provisions of the General Corporations Law of the United States Virgin Islands. If any shares of the Plan Preferred Stock issued under the Plan are reacquired by the Company as provided in Section 7.02 below, such shares shall again be available for the purposes of the Plan.

4.02
Committee. The Committee shall initially consist of the Compensation Committee of the Board. With respect to the issuance of Plan Preferred Stock, other than to himself, the Chief Executive Officer shall advise the Committee in determining the persons to whom Plan Preferred Stock shall be issued each allocation and the time or times at which Plan Preferred Stock shall be allocated (the date of any such action of the Committee being hereinafter called an “Allocation Date”). A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

SECTION 5. FACTORS CONSIDERED IN ALLOCATING SHARES OF PLAN PREFERRED STOCK.

5.01
In making any determination as to Participants to whom allocations of shares of Plan Preferred Stock shall be made and as to the number of shares of Plan Preferred Stock to be allocated to any Participant, the Committee shall take into account the duties of the respective Participants, their past, present and potential contribution to the success of the Company and its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

SECTION 6. PURCHASE PRICE

6.01
Each person who shall be allocated shares of Plan Preferred Stock hereunder shall purchase the same from the Company at and for a purchase price of $10.00 a share, or such person shall have allocated to their taxable income in the pay period in which they received the Plan Preferred Stock in the amount of at least $10.00 per allocated share. Failure by a Participant to purchase and pay for, or imputed income equal to $10.00 per share of allocated Plan Preferred Stock for, all of the shares of Plan Preferred Stock allocated to him or her within thirty days after he or she shall have been given written notice of such allocation shall result in a cancellation of such allocation and he or she shall no longer have the right to purchase the same hereunder.

SECTION 7. RESTRICTIONS ON SHARES OF PLAN PREFERRED STOCK

7.01
Except as otherwise provided in this Section, the shares of Plan Preferred Stock allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, may not be pledged or hypothecated for any reason, and cannot be converted into community property, other than sales of the shares of Plan Preferred Stock back to the Company upon termination of his or her employment pursuant to the terms of Section 7.01 below. These stock restrictions shall remain in full force and effect for the entire life of the Plan.

7.02
In addition, if the Participant to whom shares of Plan Preferred Stock have been allocated as of any Allocation Date leaves the employ of the Company and its Subsidiaries for any reason, he or she shall be obligated to redeliver such shares of Plan Preferred Stock to the Company immediately and the Company shall pay to him or her, in redemption of such shares, an amount equal to the price paid by the Participant for such shares of Plan Preferred Stock.

7.03
Upon issuance of the certificate or certificates for the shares of Plan Preferred Stock in the name of a Participant, the Participant shall thereupon be a stockholder with respect to all the shares of Plan Preferred Stock represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares of Plan Preferred Stock, including the right to receive all dividends paid with respect to such shares of Plan Preferred Stock.

7.04
Each Participant receiving shares of Plan Preferred Stock shall (a) agree that such shares of Plan Preferred Stock shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (b) represent and warrant to the Company that he or she is acquiring such shares of Plan Preferred Stock for investment for his or her own account, and, in any event, that he or she will not sell or otherwise dispose of said shares other than sales back to the Company upon termination of his or her employment as set forth in Section 7.02 hereof. The foregoing agreement, representation and warranty shall be contained in a Preferred Stock Agreement which shall be delivered by the Participant to the Company. The Committee shall adopt, from time to time, such rules with respect to the Plan as it deems appropriate and failure by a Participant to comply with such rules shall result in the termination of any allocated shares of Plan Preferred Stock to such Participant.

SECTION 8. ADJUSTMENT OF NUMBER OF SHARES

8.01
In the event that a dividend shall be declared upon the Plan Preferred Stock payable in shares of the Plan Preferred Stock, the number of shares of the Plan Preferred Stock then subject to any Preferred Stock Agreement and the number of shares of the Plan Preferred Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Plan Preferred Stock shall be changed into or exchanged for a different number or kind of shares of Preferred Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Plan Preferred Stock then subject to a Preferred Stock Agreement and for each share of the Plan Preferred Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued, the number and kind of shares of stock or other securities into which each outstanding share of the Plan Preferred Stock shall be so changed or for which each such share shall be exchanged.

8.02
In the event that there shall be any change, other than as specified in this Section 8, in the number or kind of outstanding shares of the Plan Preferred Stock, or of any stock or other securities into which the Plan Preferred Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to a Preferred Stock Agreement and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet issued, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Preferred Stock Agreement entered into in accordance with the provisions of the Plan.

8.03	No adjustment or substitution provided for in this Section 8 shall require the Company to deliver a fractional share under the Plan or any Preferred Stock Agreement.

SECTION 9. CHANGE OF CONTROL

9.01
In the event of a change of control of the Company, unless otherwise provided in an award agreement, the Committee may adjust terms and conditions of outstanding Allocations, including by providing for (i) continuation or assumption of outstanding Allocations, (ii) substitution of outstanding Allocations for new Allocations, and/or (iii) in a transfer of all or substantially all of the Company’s outstanding shares of Preferred Stock issued under the 2016 Preferred Stock Plan for cash, providing for cancellation of outstanding Allocations for cash, shares, other property or a combination having fair value (as determined by the Committee) equal to such Allocations.

SECTION 10. WITHHOLDINGS AND WAIVERS

10.01
Each Participant shall have the obligation to make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion are appropriate to ensure payment of federal, United States Virgin Islands, state or local income taxes due with respect to the issuance and/or ownership of shares of the Plan Preferred Stock issued hereunder.

SECTION 11. EXPENSES OF ADMINISTRATION

11.01	All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

SECTION 12. NO EMPLOYMENT RIGHT

12.01
Neither the existence of the Plan nor the grant of any shares of Plan Preferred Stock hereunder shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

SECTION 13. AMENDMENT OF THE PLAN

13.01
The Board may, at any time and from time to time, by a resolution appropriately adopted, make such modifications of the Plan as it shall deem advisable. No amendment of the Plan may, without the consent of the Participants to whom any shares of Plan Preferred Stock shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such shares of Plan Preferred Stock. The Committee, in its discretion, may cause the restrictions imposed in accordance with the provisions of Section 7 hereof with respect to any shares of Plan Preferred Stock to terminate, in whole or in part, prior to the time when they would otherwise terminate.

SECTION 14. EXPIRATION AND TERMINATION OF THE PLAN

14.01
The Plan shall terminate on [•], 2026 or at such earlier time as the Board may determine; provided, however, that such termination shall not, without the consent of the Participants to whom any shares of Plan Preferred Stock shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such shares of Plan Preferred Stock.

SECTION 15. GOVERNING LAW

15.01	The Plan shall be governed by the laws of the United States Virgin Islands.